SALE AND SERVICING
                                    AGREEMENT

                                      AMONG

                         SILVERLEAF FINANCE IV, LLC, AS
                                   PURCHASER,

                          SILVERLEAF RESORTS, INC., AS
                              SELLER AND SERVICER,

                                       AND

                   WELLS FARGO BANK, NATIONAL ASSOCIATION, AS
                BACKUP SERVICER, TRUSTEE AND ACCOUNT INTERMEDIARY

                                   DATED AS OF
                                  MARCH 2, 2006





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                                TABLE OF CONTENTS

                                                                            Page

Article I DEFINITIONS..........................................................1

   Section 1.1    Definitions..................................................1
   Section 1.2    Other Definitional Provisions................................1
   Section 1.3    Calculations.................................................2
   Section 1.4    Material Adverse Effect......................................2

Article II CONVEYANCE OF RECEIVABLES...........................................2

   Section 2.1    Conveyance of Receivables....................................2
   Section 2.2    Transfers Intended as Sale...................................5
   Section 2.3    Further Encumbrance of Receivables
                  and Other Conveyed Property..................................5

Article III THE RECEIVABLES....................................................5

   Section 3.1    Representations, Warranties and Certain
                  Covenants of Seller..........................................5
   Section 3.2    Repurchases and Substitutions................................9
   Section 3.3    Custody of Timeshare Loan Files.............................11
   Section 3.4    Trustee to Obtain Fidelity Insurance........................11

Article IV ADMINISTRATION AND SERVICING OF RECEIVABLES........................11

   Section 4.1    Duties of the Servicer......................................11
   Section 4.2    Collection of Receivable Payments; Lockbox Agreements;
                  Other Duties of the Servicer................................12
   Section 4.3    Realization Upon Receivables................................14
   Section 4.4    [RESERVED]..................................................15
   Section 4.5    Maintenance of Security Interests...........................15
   Section 4.6    Additional Covenants of Servicer............................16
   Section 4.7    Purchase of Receivables Upon Breach of Covenant.............17
   Section 4.8    Servicing Fee...............................................17
   Section 4.9    Servicer's Certificate......................................18
   Section 4.10   Annual Statement as to Compliance, Notice
                  of Servicer Termination Event...............................18
   Section 4.11   Independent Accountants' Reports............................18
   Section 4.12   Independent Accountants' Review of Receivables File.........19
   Section 4.13   Report on Proceedings and Servicer Termination Event........19
   Section 4.14   Access to Certain Documentation and Information
                  Regarding Receivables.......................................19
   Section 4.15   Verification of Servicer's Certificate......................19
   Section 4.16   [RESERVED]..................................................21
   Section 4.17   Fidelity Bond...............................................21
   Section 4.18   Lien Searches; Opinions as to Transfers and
                  Security Interests..........................................21
   Section 4.19   Subservicing Arrangements...................................22

Article V ACCOUNTS; DISTRIBUTIONS; STATEMENTS TO THE NOTEHOLDER...............22

   Section 5.1    Establishment of Pledged Accounts...........................22
   Section 5.2    [RESERVED]..................................................24
   Section 5.3    Certain Reimbursements to the Servicer......................24
   Section 5.4    [RESERVED]..................................................24
   Section 5.5    Reserve Account.............................................24
   Section 5.6    Additional Deposits.........................................25
   Section 5.7    Distributions...............................................25
   Section 5.8    Note Distribution Account...................................26
   Section 5.9    Statements to the Noteholder................................27

                                       i
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Article VI [RESERVED].........................................................28

Article VII THE PURCHASER.....................................................28

   Section 7.1    Representations of Purchaser................................28

Article VIII THE SELLER.......................................................29

   Section 8.1    Representations of Seller...................................29
   Section 8.2    Additional Covenants of the Seller..........................32
   Section 8.3    Liability of Seller; Indemnities............................34
   Section 8.4    Merger or Consolidation of Seller...........................35
   Section 8.5    Limitation on Liability of Seller and Others................35

Article IX THE SERVICER.......................................................35

   Section 9.1    Representations of Servicer.................................35
   Section 9.2    Liability of Servicer; Indemnities..........................38
   Section 9.3    Merger or Consolidation of the Servicer or Backup
                  Servicer and Assumption of the Obligations
                  of the Backup Servicer......................................39
   Section 9.4    [RESERVED]..................................................39
   Section 9.5    [RESERVED]..................................................39
   Section 9.6    Servicer and Backup Servicer Not to Resign..................40
   Section 9.7    Reporting Requirements......................................40

Article X DEFAULT.............................................................40

   Section 10.1   Servicer Termination Events.................................40
   Section 10.2   Consequences of a Servicer Termination Event................42
   Section 10.3   Appointment of Successor....................................43
   Section 10.4   Notification of Termination and Appointment.................44
   Section 10.5   Waiver of Past Defaults.....................................44
   Section 10.6   Action Upon Certain Failures of the Servicer................44
   Section 10.7   Continued Errors............................................44

Article XI MISCELLANEOUS PROVISIONS...........................................44

   Section 11.1   Amendment...................................................44
   Section 11.2   Protection of Title to Property.............................45
   Section 11.3   Notices.....................................................46
   Section 11.4   Assignment..................................................47
   Section 11.5   Limitations on Rights of Others.............................47
   Section 11.6   Severability................................................47
   Section 11.7   Separate Counterparts.......................................47
   Section 11.8   Headings....................................................47
   Section 11.9   Governing Law...............................................47
   Section 11.10  Assignment to Trustee. .....................................47
   Section 11.11  Nonpetition Covenants.......................................47
   Section 11.12  Limitation of Liability of Trustee..........................48
   Section 11.13  Independence of the Servicer................................48
   Section 11.14  No Joint Venture............................................48
   Section 11.15  Intention of Parties Regarding Delaware
                  Securitization Act..........................................48
   Section 11.16  Special Supplemental Agreement..............................48
   Section 11.17  Limited Recourse............................................48
   Section 11.18  Acknowledgement of Roles....................................49
   Section 11.19  Termination.................................................49
   Section 11.20  Submission to Jurisdiction..................................49
   Section 11.21  Waiver of Trial by Jury.....................................49
   Section 11.22  Process Agent...............................................49

                                       ii
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   Section 11.23  No Set-Off..................................................50
   Section 11.24  No Waiver; Cumulative Remedies..............................50
   Section 11.25  Merger and Integration......................................50













                                      iii
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SCHEDULES

Schedule A        -        [Intentionally Omitted]
Schedule B        -        Location for Delivery of Timeshare Loan Files
Schedule C        -        Form of Trial Balance Report/Delinquency Report

EXHIBITS

Exhibit A         -        Form of Servicer's Certificate
Exhibit B         -        Eligibility Criteria
Exhibit C         -        Form of Assignment
Exhibit D         -        Form of Addition Notice
Exhibit E         -        ACH Form
Exhibit F         -        List of Silverleaf Executive Management
Exhibit G         -        Record Layout
Exhibit H         -        Servicer's Monthly Representation Certificate
Exhibit I         -        Escrow Agent Wiring Instructions
Exhibit J         -        Form of Waiver Letter
Exhibit K         -        Credit Policy/Collection Policy

ANNEXES

Annex A           -        Definitions

SALE AND SERVICING AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") dated as of March 2, 2006, among SILVERLEAF FINANCE IV, LLC, a Delaware limited liability company (the "Purchaser"), SILVERLEAF RESORTS, INC., a Texas corporation (in its capacities as Seller, the "Seller" and as Servicer, the "Servicer," respectively), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (in its capacities as Backup Servicer, the "Backup Servicer," as Trustee, the "Trustee," and as Account Intermediary, the "Account Intermediary").

WHEREAS, the Purchaser desires to purchase, from time to time, a portfolio of receivables arising in connection with the sales of vacation ownership interests by Silverleaf Resorts, Inc.;

WHEREAS, the Purchaser intends to finance such purchases by issuing the Note, secured by the Receivables and the Other Conveyed Property, pursuant to the Indenture (as defined below);

WHEREAS, the Seller is willing to sell such Receivables and the Other Conveyed Property to the Purchaser from time to time; and

WHEREAS, the Servicer is willing to service all such Receivables and related Other Conveyed Property.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                    ---------

                                   DEFINITIONS
                                   -----------

      Section 1.1 Definitions. Capitalized terms used in this Agreement and not otherwise defined in this Agreement, shall have the meanings set forth in Annex A attached hereto.

      Section 1.2 Other Definitional Provisions.

            (a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

            (b) Accounting terms used but not defined or partly defined in this Agreement, in any instrument governed hereby or in any certificate or other document made or delivered pursuant hereto, to the extent not defined, shall have the respective meanings given to them under U.S. generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under U.S. generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

            (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

            (d) Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

            (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

            (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as the same may from time to time be amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments and instruments associated therewith; all references to a Person include its permitted successors and assigns.

                                    Annex-1

      Section 1.3 Calculations. Other than as expressly set forth herein or in any of the other Basic Documents, all calculations of the amount of the Servicing Fee, Backup Servicing Fee and the Trustee Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of the Commitment Fee and the Noteholder's Monthly Interest Distributable Amount shall be made on the basis of the actual number of days in the Accrual Period or Interest Period, as applicable, and 360 days in the calendar year. All references to the Principal Balance of a Receivable as of any day shall refer to the close of business on such day.

      Section 1.4 Material Adverse Effect. Whenever a determination is to be made under this Agreement whether a breach of a representation, warranty or covenant has or could have a material adverse effect on a Receivable, Other Conveyed Property or the interest therein of the Purchaser and the Noteholder (or any similar or analogous determination), such determination shall be made by the Noteholder in its sole and reasonable discretion.

                                   ARTICLE II
                                   ----------

                            CONVEYANCE OF RECEIVABLES
                            -------------------------

      Section 2.1 Conveyance of Receivables

            (a) In consideration of the Purchaser's delivery to or upon the order of the Seller on any Funding Date of the Purchase Price therefor, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations set forth herein) all right, title and interest of the Seller, whether now existing or hereafter arising, in, to and under:

                  (i) the Receivables listed in the Schedule of Receivables from time to time;

                  (ii) Timeshare Loans relating to the Receivables and all
            monies received under the Receivables and the Timeshare Loans on and after the related Cutoff Date and all Net Liquidation Proceeds received with respect to the Receivables and the Timeshare Loans after the related Cutoff Date;

                  (iii) with respect to any Timeshare Loan, all of the Seller's interest in the Timeshare Property arising under or in connection with the related Mortgage, Financing Agreement, Oak N' Spruce Certificate and the related Timeshare Loan Documents;

                  (iv) all other security interests or liens and property
            subject thereto from time to time purporting to secure payment of such Timeshare Loan, together with all mortgages, assignments and financing statements signed by an Obligor describing any collateral securing such Timeshare Loan;

                  (v) all guarantees, insurance and other agreements or
            arrangements of whatever character from time to time supporting or securing payment of such Timeshare Loan and all proceeds thereof (including, but not limited to, any insurance proceeds to the extent they are not used to rebuild or repair a Unit);

                  (vi) Reserved;

                  (vii) the Timeshare Loan File related to each Receivable and all other security and books, records and computer tapes relating to the foregoing;

                  (viii) all amounts and property from time to time held in or credited to the Collection Account or the Lockbox Account;

                                    Annex-2

                  (ix) all property (including the right to receive future Net
            Liquidation Proceeds) that secures a Receivable that has been acquired by or on behalf of the Purchaser pursuant to a liquidation of such Receivable; and

                  (x) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

            (b) The Seller shall transfer to the Purchaser the Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the conditions set forth below on or prior to the related Funding Date. In addition to constituting conditions precedent to any purchase hereunder and under each Assignment, the following shall also be conditions precedent to any Advance on any Funding Date under the terms of the Note Purchase Agreement:

                  (i) the Seller shall have provided the Purchaser, the Trustee and the Noteholder with an Addition Notice substantially in the form of Exhibit D hereto (which shall include supplements to the Schedule of Receivables) not later than three Business Days prior to such Funding Date and shall have provided any information reasonably requested by any of the foregoing with respect to the Related Receivables;

                  (ii) the Seller shall, to the extent required by Section 4.2 of this Agreement, have deposited in the Collection Account all collections received after the Cutoff Date in respect of the Related Receivables to be purchased on such Funding Date;

                  (iii) as of each Funding Date, (A) the Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Related Receivables on such Funding Date, (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as then conducted;

                  (iv) the Facility Termination Date shall not have occurred;

                  (v) the Servicer shall have established one or more Lockbox
            Accounts acceptable to the Noteholder;

                  (vi) each of the representations and warranties made by the
            Seller pursuant to Section 3.1 and the other Basic Documents with respect to the Related Receivables to be purchased on such Funding Date shall be true and correct as of the related Funding Date and the Seller shall have performed all obligations to be performed by it hereunder or in any Assignment on or prior to such Funding Date;

                  (vii) the Seller shall, at its own expense, on or prior to the
            Funding Date, indicate in its computer files that the Related Receivables to be purchased on such Funding Date have been sold to the Purchaser pursuant to this Agreement or an Assignment, as applicable;

                  (viii) the Seller shall have taken any action required to
            maintain (i) the first priority perfected ownership interest of the Purchaser in the Related Receivables and Other Conveyed Property and
            (ii) the first priority perfected security interest of the Trustee in the Collateral;

                                    Annex-3

                  (ix) no selection procedures adverse to the interests of the
            Noteholder shall have been utilized in selecting the Related Receivables to be sold on such Funding Date;

                  (x) the addition of any such Related Receivables to be
            purchased on such Funding Date shall not result in a material adverse tax consequence to the Noteholder or the Purchaser;

                  (xi) the Seller shall have delivered to the Noteholder and the
            Trustee an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b);

                  (xii) no Funding Termination Event, Servicer Termination
            Event, Event of Default or any event that, with the giving of notice or the passage of time, would constitute a Funding Termination Event, or Servicer Termination Event or Event of Default, shall have occurred and be continuing;

                  (xiii) the Custodian shall have confirmed receipt of the
            related Timeshare Loan File (with the exception of the original lender's title insurance policy or master policy referencing each Timeshare Loan and covering the Trustee for the benefit of the Noteholder, which shall be delivered by the Escrow Agent within 60 days of the related Funding Date), for each Related Receivable included in the Borrowing Base calculation and shall have delivered a copy to the Noteholder, the Servicer and the Trustee of a Trust Receipt with respect to the Timeshare Loan Files related to the Related Receivables to be purchased on such Funding Date;

                  (xiv) the Seller shall have filed or caused to be filed all necessary UCC-l financing statements (or amendments thereto) necessary to maintain (in each case assuming for purposes of this clause (xiv) that such perfection may be achieved by making the appropriate filings), or taken any other steps necessary to maintain, (1) the first, priority, perfected ownership interest of Purchaser and (2) the first priority, perfected security interest of the Trustee, with respect to the Related Receivables and Other Conveyed Property and the Collateral, respectively to be transferred on such Funding Date;

                  (xv) the Seller shall have executed and delivered to the
            Purchaser and the Noteholder an Assignment in the form of Exhibit C;

                  (xvi) the Noteholder Excess Principal Event Date shall not have occurred;

                  (xvii) each of the Escrow Agent and Custodian shall have
            delivered its respective certifications in accordance with the Escrow Agreement; and

                  (xviii) each of the conditions precedent to such Advance set forth in the Indenture and the Note Purchase Agreement shall have been satisfied.

Unless waived by the Noteholder in writing, the Seller covenants that in the event any of the foregoing conditions precedent are not satisfied with respect to any Related Receivable on the date required as specified above, the Seller will immediately repurchase such Related Receivable from the Purchaser, at a price equal to the Purchase Amount thereof, in the manner specified in Section
3.2 and Section 4.7. The Trustee may rely on the accuracy of the Officers' Certificate delivered pursuant to item (xi) above without independent inquiry or verification.

            (c) Payment of Purchase Price. In consideration for the sale of the Related Receivables and Other Conveyed Property described in Section 2.1(a) or the related Assignment, the Purchaser shall, on each Funding Date on which Related Receivables are transferred hereunder, pay to or upon the order of the Seller the applicable Purchase Price in the following manner: (i) cash in an amount equal to the amount of the Advance received by the Purchaser under the Note on such Funding Date and (ii) to the extent the Purchase Price for the related Receivables and Other Conveyed Property exceeds the amount of cash described in (i), such excess shall be treated as a capital contribution by the Seller to the Purchaser. On any Funding Date on which funds are on deposit in the Principal Funding Account, the Purchaser may direct the Trustee to withdraw therefrom an amount equal to the lesser of (i) the Purchase Price to be paid to the Seller for Related Receivables and Other Conveyed Property to be conveyed to the Purchaser and pledged to the Trustee on such Funding Date (or a portion thereof) and (ii) the amount on deposit in the Principal Funding Account, and, subject to the satisfaction of the conditions set forth in
      Section 2.1(b) after giving effect to such withdrawal, in consideration for the sale of the Related Receivables and Other Conveyed Property on such Funding Date, pay such amount to the Escrow Agent pursuant to the wiring instructions set forth on Exhibit I (which wiring instructions may be updated from time to time by the Escrow Agent), which amount will be disbursed by the Escrow Agent in accordance with the Escrow Agreement.

                                    Annex-4

      Section 2.2 Transfers Intended as Sale. It is the intention of the Seller that each transfer and assignment contemplated by this Agreement and each Assignment shall constitute a sale of the Related Receivables and Other Conveyed Property from the Seller to the Purchaser free and clear of all liens and rights of others and it is intended that the beneficial interest in and title to the Related Receivables and Other Conveyed Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby or by any Assignment is held not to be a sale, this Agreement and each Assignment shall constitute a security agreement and a grant of a security interest in the property referred to in Section 2.1 and each Assignment to the Purchaser, which security interest has been assigned to the Trustee, acting on behalf of the Noteholder.

      Section 2.3 Further Encumbrance of Receivables and Other Conveyed
Property.

            (a) Immediately upon the conveyance to the Purchaser by the Seller of the Related Receivables and any item of the related Other Conveyed Property pursuant to Section 2.1 and the related Assignment, all right, title and interest of the Seller in and to such Related Receivables and Other Conveyed Property shall terminate, and all such right, title and interest shall vest in the Purchaser.

            (b) Immediately upon the vesting of any Related Receivables and the related Other Conveyed Property in the Purchaser, the Purchaser shall have the sole right to pledge or otherwise encumber such Related Receivables and the related Other Conveyed Property. Pursuant to the Indenture, the Purchaser shall grant a security interest in the Collateral to secure the repayment of the Note.

            (c) The Trustee shall, at such time as (i) the Facility Termination Date has occurred, (ii) there is no Note outstanding and (iii) all sums due to the Trustee and the Noteholder pursuant to the Basic Documents have been paid, release any remaining portion of the Receivables and the Other Conveyed Property to the Purchaser.

                                   ARTICLE III
                                   -----------

                                 THE RECEIVABLES
                                 ---------------

      Section 3.1 Representations, Warranties and Certain Covenants of Seller.

            (a) The Seller makes the following representations and warranties as to the Receivables and the Other Conveyed Property to the Purchaser and to the Trustee for the benefit of the Noteholder on which the Purchaser relies in acquiring the Receivables and the Other Conveyed Property and on which the Noteholder has relied in purchasing the Note and will rely in paying the Advance Amount to the Purchaser. Such representations and warranties speak as of the Closing Date and as of each Funding Date; provided that to the extent such representations and warranties relate to the Related Receivables -------- conveyed on any Funding Date, such representations and warranties shall speak as of the related Funding Date, but shall survive the sale, transfer and assignment of such Related Receivables to the Purchaser and the pledge thereof by the Purchaser to the Trustee for the benefit of the Noteholder pursuant to the Indenture.

                  (i) Characteristics of Receivables. Each Receivable is related to, and payable pursuant to, an Eligible Timeshare Loan.



                                    Annex-5

                  (ii) Additional Receivables Characteristics. As of the related
            Funding Date, as applicable:

                        (A) after the pledge of each Related Receivable pursuant
                  to the Indenture, the Net Spread shall not be less than 5.0%; and

                        (B) after the pledge of each Related Receivable pursuant
                  to the Indenture, the weighted average Timeshare Loan Rate of all the Eligible Timeshare Loans shall be no less than 15% and the weighted average original term to maturity of all the Eligible Timeshare Loans shall not exceed 108 months.

                  (iii) Schedule of Receivables. The information with respect to the Related Receivables set forth in Schedule A to the related Assignment is true and correct in all material respects as of the close of business on the related Cutoff Date, and no selection procedures adverse to the Noteholder have been utilized in selecting the Related Receivables to be sold hereunder.

                  (iv) No Government Obligor. None of the Related Receivables
            are due from the United States of America or any State or from any agency, department, or instrumentality of the United States of America or any State.

                  (v) Security Interest. Immediately subsequent to the sale, assignment and transfer thereof to the Purchaser, each Related Receivable shall be secured by a validly perfected first priority security interest in the related Timeshare Property in favor of the Seller as secured party which has been validly assigned to the Purchaser, and such assigned security interest is prior to all other liens upon and security interests in such Timeshare Property which now exist or may hereafter arise or be created.

                  (vi) Servicemembers. No Related Receivable has been modified as a result of application of the Servicemembers Civil Relief Act, as amended.

                  (vii) Title. It is the intention of the Seller that each
            transfer and assignment herein contemplated constitutes a sale of the Related Receivables and the related Other Conveyed Property from the Seller to the Purchaser and that the beneficial interest in and title to such Related Receivables and related Other Conveyed Property not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Related Receivable or related Other Conveyed Property has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Purchaser and by the Purchaser to any Person other than the Trustee. Immediately prior to each transfer and assignment herein contemplated, the Seller had good and marketable title to each Related Receivable and related Other Conveyed Property and was the sole owner thereof, free and clear of all liens, claims, encumbrances, security interests, and rights of others, and, immediately upon the transfer thereof to the Purchaser and the concurrent pledge to the Trustee under the Indenture, the Trustee for the benefit of the Noteholder shall have a valid and enforceable first priority security interest in the Collateral, free and clear of all liens, encumbrances, security interests, and rights of others, and such transfer has been perfected under the UCC and all other applicable law.

                  (viii) Lawful Assignment. No Related Receivable has been
            originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Related Receivable under this Agreement or pursuant to transfers of the Note shall be unlawful, void, or voidable. None of the Seller or any Affiliate thereof has entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Related Receivables.


                                    Annex-6

                  (ix) All Filings Made. All filings (including, without
            limitation, UCC filings or other actions) necessary in any jurisdiction to give: (a) the Purchaser a first priority perfected ownership interest in the Receivables and the Other Conveyed Property, including, without limitation, the proceeds of the Receivables (to the extent that the Purchaser can obtain such first priority perfected security interest pursuant to one or more filings) and (b) the Trustee, for the benefit of the Noteholder, a first priority perfected security interest in the Collateral have been made, taken or performed.

                  (x) Timeshare Loan File; One Original. The Seller has
            delivered to the Trustee, at the location specified in Schedule B hereto, a complete Timeshare Loan File with respect to each Related Receivable, and the Custodian has delivered to the Trustee, the Servicer, the Purchaser and the Noteholder a copy of the Trust Receipt therefor. There is only one original executed copy of each Timeshare Loan Document.

                  (xi) Post-Office Box. On or prior to the next billing period after the related Cutoff Date, the Servicer will notify each Obligor to make payments with respect to its respective Related Receivables after the related Cutoff Date directly to the Post-Office Box, and will provide each Obligor with a monthly statement in order to enable such Obligor to make payments directly to the Post-Office Box.

                  (xii) No Impairment. Neither Seller nor the Purchaser has done anything to convey any right to any Person that would result in such Person having a right to payments due under any Related Receivables, related Other Conveyed Property or otherwise to impair the rights of the Purchaser, the Trustee or the Noteholder in any Related Receivable, related Other Conveyed Property or the proceeds thereof.

                  (xiii) Creation of Security Interest. This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables and the Other Conveyed Property in favor of the Purchaser, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Seller.

                  (xiv) Perfection of Security Interest in the Receivables and
            Other Conveyed Property. The Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables and the Other Conveyed Property granted to the Purchaser hereunder pursuant to Section 2.1 and the related Assignment.

                  (xv) No Other Security Interests. Other than the security
            interest granted to the Purchaser pursuant to Section 2.1 and the related Assignment, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or the Other Conveyed Property, other than such security interests as are released at or before the conveyance thereof. The Seller has not authorized the filing of and is not aware of any financing statements filed against the Seller that include a description of collateral covering any portion of the Receivables and the Other Conveyed Property other than any financing statement relating to the security interest granted to the Purchaser hereunder or that has been terminated or released as to the Receivables and the Other Conveyed Property. The Seller is not aware of any judgment or tax lien filings against the Seller.

                  (xvi) Notations on Contracts; Financing Statement Disclosure.
            The Timeshare Loan Files that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser and/or the Trustee for the benefit of the Noteholder. All financing statements filed or to be filed against the Seller in favor of the Purchaser in connection herewith describing the Receivables and the Other Conveyed Property contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party."

                                    Annex-7

                  (xvii) Records. On or prior to each Funding Date, the Seller will have caused its records (including electronic ledgers) relating to each Related Receivable and Other Conveyed Property to be conveyed by it on such Funding Date to be clearly and unambiguously marked to reflect that such Related Receivable and Other Conveyed Property was conveyed by it to the Purchaser.

                  (xviii) Computer Information. The computer diskette, computer tape or other electronic transmission made available by the Seller to the Purchaser on each Funding Date is, as of the related Cutoff Date, complete and accurate and includes a description of the same Receivables described in Schedule A to the related Assignment.

                  (xix) Timeshare Loan Documents. All of the documents
            evidencing each of the Receivables and the Other Conveyed Property are in a form determined to be valid, binding and enforceable in the applicable state by the corresponding local counsel opinion issued by (I) Weinstock & Scavo, P.C. dated as of March 2, 2006 pertaining to Georgia law matters, (II) Bulkley, Richardson and Gelinas, LLP dated as of March 2, 2006 pertaining to Massachusetts law matters,
            (III) Stinson Morrison Hecker LLP dated as of March 2, 2006 pertaining to Missouri law matters, (IV) Mayer, Brown, Rowe & Maw LLP dated as of March 2, 2006 pertaining to Illinois law matters,
            (V) Meadows, Owens, Collier, Reed, Cousins & Blau, L.L.P. dated as of March 2, 2006 pertaining to Texas law matters and (VI) Holland & Knight LLP dated as of March 2, 2006 pertaining to Florida law matters (collectively, the "Local Counsel Opinions").

                  (xx) Timeshare Marketing Materials and Disclosure Statements.
            The Seller has provided each of the law firms issuing the Local Counsel Opinions all of the existing marketing materials and disclosure statements in connection with the respective Resort. Moreover, no other marketing materials and disclosure statements exist except for those provided to the respective law firm issuing the Local Counsel Opinion.

                  (xxi) Local Counsel Opinions. The facts regarding the Seller, the Resorts, the Receivables, the Timeshare Loans, the Other Conveyed Property and related matters set forth or assumed in the Local Counsel Opinions are true and correct in all material respects.

                  (xxii) Bankruptcy Opinion. The facts regarding the Seller, the
            Issuer, the Resorts, the receivables, the Timeshare Loans, the Other Conveyed Property and related matters set forth or assumed in the opinion issued by Mayer, Brown, Rowe & Maw LLP dated as of March 2, 2006 pertaining to bankruptcy law matters are true and correct in all material respects.

                  (xxiii) Custodial Files. The Seller shall, prior to the
            Closing Date and each Funding Date, in accordance with this Agreement and the Custodial Agreement, have delivered or caused the delivery to the Custodian a Timeshare Loan File for each Timeshare Loan, which Timeshare Loan File shall be complete and verified by the Custodian in accordance with the Custodial Agreement.

                  (xxiv) No Conveyance. The Seller agrees not to convey and to ensure no party under its control conveys any interest in a Resort relating to a Receivable without obtaining the written consent of the Noteholder prior to such conveyance if such conveyance is reasonably likely to have a material adverse effect on the performance or value of such Receivable or related Timeshare Loan.

                                    Annex-8

                  (xxv) Escrow Documents and Oak N' Spruce Financing Documents.
            Originator shall, on or prior to the ninetieth day following the date of the Escrow Agreement and on or prior to the ninetieth day following each Funding Date, deliver or cause the delivery to the Custodian the following: (I) with respect to a Mortgage Loan, an original recorded Assignment of Mortgage (which may be a part of a blanket assignment of more than one Mortgage Loan), showing a complete chain of title from the Seller to the Trustee on behalf of the Noteholder signed by an Authorized Officer of the Seller and each intervening party with evidence of proper recordation; (II) with respect to an Oak N' Spruce Loan (pre-July 2004), an original recorded Mortgage and Assignment of Beneficial Interest with Property Description Addendum or Assignment of Beneficial Interest with Property Description Addendum (which may be a part of a blanket assignment of more than one Oak N' Spruce Loan), showing a complete chain of title from the Seller to the Trustee on behalf of the Noteholder signed by an Authorized Officer of the Seller and each intervening party with evidence of proper recordation or evidence from a third party that submitted such assignment for recording that such assignment has been submitted for recordation; (III) with respect to an Oak N' Spruce Loan (post-July 2004), a file stamped Oak N' Spruce Financing Statement evidencing the security interest of the Trustee and its assigns in the Receivables and related other Conveyed Property in respect of such Oak N' Spruce Loan by naming the Obligor with respect to the related Oak N' Spruce Loan as debtor and by naming the Trustee on behalf of the Noteholder as the secured party/assignee, which document is authorized and completed; (IV) Title Policies (as defined in the Escrow Agreement); and (V) all other recorded and/or filed documents provided under the Escrow Agreement.

                  (xxvi) Prior Secured Parties' Documents. In accordance with the Escrow Agreement, the Seller shall deliver or cause the delivery of (I) the Escrow Documents for each of the respective Prior Secured Parties to the Escrow Agent and (II) the Oak N' Spruce Financing Documents for each of the respective Prior Secured Parties to the Custodian.

      Section 3.2 Repurchases and Substitutions.

            (a) Mandatory Repurchases and Substitutions for Breach of Representations and Warranties.

                  (i) The Seller, the Servicer, the Noteholder or the Trustee,
            as the case may be, shall inform the other parties to this Agreement (and the Noteholder, if it is not the notifying party) promptly, in writing, upon the discovery of any breach of the Seller's representations, warranties or covenants made pursuant to Section
            3.1 (without regard to any limitations therein as to the Seller's knowledge). Unless the breach shall have been cured by the last day of the next Accrual Period following the earlier of the discovery thereof by the Seller or receipt by the Seller of notice of such breach, if the value of such Receivable is materially and adversely affected by the breach the Seller shall, on or prior to such last day of the next Accrual Period, either (i) repurchase such Receivable and related Other Conveyed Property from the Purchaser or its assignee at the Purchase Amount or (ii) provide one or more Qualified Substitute Timeshare Receivables and related Other Conveyed Property and pay the related Substitution Shortfall Amounts, if any. In consideration of the repurchase or substitution of any such Receivable, the Seller shall remit the Purchase Amount or the Substitution Shortfall Amount, as applicable, in the manner specified in Section 5.6. The sole remedy of the Purchaser, the Trustee or the Noteholder with respect to a breach of representations, warranties or covenants pursuant to Section 3.1 shall be to enforce the Seller's obligation to purchase or substitute such Receivables; provided, however, that the Seller shall indemnify the Trustee, the Backup Servicer, the Purchaser and the Noteholder against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, arising out of the events or facts giving rise to such breach. Upon receipt of the Purchase Amount or a Qualified Substitute Timeshare Receivable and the related Substitution Shortfall Amount, as applicable, in respect of any Defective Receivables and written instructions from the Servicer, the Trustee shall release to the Seller or its designee the related Timeshare Loan File and shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Trustee and necessary to vest in the Seller or such designee title to such Defective Receivables.

                                    Annex-9

                  (ii) Prior to the related date of substitution (the
            "Substitution Date") in accordance with clause (a) above, the Purchaser hereby directs and the Seller hereby agrees to deliver or to cause the delivery of the Timeshare Loan Files of the related Qualified Substitute Timeshare Receivables to the Custodian, in accordance with the provisions of the Indenture, the Custodial Agreement and the Escrow Agreement, as applicable. As of such related Substitution Date, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligation set forth herein), all right, title and interest of the Seller, whether then existing or thereafter arising, in, to and under (i) each Qualified Substitute Timeshare Receivable conveyed to the Purchaser on such Substitution Date and all amounts due thereunder after the related Cutoff Date,
            (ii) the related Qualified Substitute Timeshare Loans, (iii) the related Timeshare Loan Documents (excluding any rights as developer or declarant under the Timeshare Declaration, the Timeshare Program Consumer Documents or the Timeshare Program Governing Documents),
            (iv) all Other Conveyed Property in respect of such Qualified Substitute Timeshare Receivables, and (v) all income, payments, proceeds and other benefits and rights related to any of the foregoing. Upon such sale and/or contribution, the ownership of each Qualified Substitute Timeshare Receivable and all collections allocable to principal and interest thereon since the related Cutoff Date and all other property interests or rights conveyed pursuant to and referenced in this Section 3.2(a) shall immediately vest in the Purchaser, its successors and assigns. The Seller shall not take any action inconsistent with such ownership nor claim any ownership interest in any Qualified Substitute Timeshare Receivable or related Other Conveyed Property for any purpose whatsoever other than consolidated financial and federal and state income tax reporting. The Seller agrees that such Qualified Substitute Timeshare Receivables shall be subject to the provisions of this Agreement.

                  (iii) The Seller shall, on each related Substitution Date, certify in writing to the Purchaser and the Trustee that each new Timeshare Loan meets all the criteria of the definition of "Qualified Substitute Timeshare Loan" and that (i) the Timeshare Loan Files for such Qualified Substitute Timeshare Loans have been delivered to the Custodian, and (ii) the Timeshare Loan Servicing Files for such Qualified Substitute Timeshare Loans have been delivered to the Servicer.

            (b) Mandatory Repurchases of Upgraded Timeshare Loans. With respect to Upgraded Timeshare Loans, on any date, the Seller shall prepay such Upgraded Timeshare Loan on behalf of the related Obligor by depositing the related Upgrade Purchase Price in the Collection Account as set forth in
      Section 5.6 hereof.

            (c) Optional Purchases of Defaulted Timeshare Loans. With respect to any Defaulted Timeshare Loans, on any date, the Seller shall have the option, but not the obligation, to purchase the Defaulted Timeshare Loan at the Default Purchase Price for such Defaulted Timeshare Loan; provided, however, that the option to purchase a Defaulted Timeshare Loan is limited on any date to the Optional Purchase Limit. If the Seller shall purchase Defaulted Timeshare Loans as provided herein, the Seller shall deposit the related Default Purchase Price in the Collection Account as set forth in
      Section 5.6 hereof. The Seller may irrevocably waive the Seller's option to purchase a Defaulted Timeshare Loan by delivering or causing to be delivered to the Trustee a Waiver Letter in the form of Exhibit J attached hereto. The Noteholder may at any time direct the Trustee, in connection with any subsequent purchases of Defaulted Timeshare Loans by the Seller, to require the Seller to conduct a public auction in respect of any such Defaulted Timeshare Loan in accordance with the provisions of Section 4.3(d)-(f) below. Upon receipt of the Default Purchase Price in respect of any Defaulted Timeshare Loan and written instructions from the Servicer, the Trustee shall release to the Seller or its designee the related Timeshare Loan File and shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Seller and delivered to the Trustee and necessary to vest in the Seller or such designee title to such Defaulted Timeshare Loan and to release the security interest of the Trustee in such Defaulted Timeshare Loan and all related collateral.

            (d) Optional Sales of Timeshare Loans by Purchaser. In addition to the provisions providing for repurchase, substitution, and optional purchase contained in Sections 3.2(a)-(c) above, the Purchaser, acting through the Servicer, shall have the right at any time to sell any Timeshare Loans which are neither Defaulted Timeshare Loans nor relate to Delinquent Receivables to either an unrelated third party or to the Seller, for a cash purchase price that is no less than the Upgrade Purchase Price; provided, however, that (x) the Purchaser may not sell any Timeshare Loans to the Seller if the cash purchase price to be paid for the Timeshare Loans, when added to the cash purchase price paid for all other Timeshare Loans previously sold by the Purchaser to the Seller under this Section 3.2(d) exceeds the lesser of 7.5% of the Maximum Invested Amount or 10% of the average monthly Aggregate Principal Balance of all Receivables held in the Trust Estate during the twelve month period immediately preceding the proposed date of sale and (y) the Seller shall


                                    Annex-10
      be under no obligation to purchase any Timeshare Loans which the Purchaser determines to sell under this Section 3.2(d). If the Purchaser sells any Timeshare Loans as provided herein, the Purchaser shall deposit the related purchase price in the Collection Account as set forth in Section
      5.6 hereof. Notwithstanding the foregoing, the Issuer may only exercise its right pursuant to this Section 3.2(d) so long as immediately prior to each such sale and immediately after such sale, no Event of Default, Servicer Termination Event or Noteholder Excess Principal Event shall have occurred and be continuing and no Borrowing Base Deficiency shall exist. Upon receipt of the Upgrade Purchase Price in respect of any Timeshare Loan sold by the Purchaser, and written instructions from the Servicer, the Trustee shall release to the purchaser the related Timeshare Loan File and shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by the Servicer and delivered to the Trustee and necessary to vest in such purchaser title to such Timeshare Loan and to release the security interest of the Trustee in such Timeshare Loan and all related collateral.

      Section 3.3 Custody of Timeshare Loan Files.

            (a) In connection with each sale, transfer and assignment of Receivables and related Other Conveyed Property to the Purchaser pursuant to this Agreement and each Assignment, and each pledge thereof by the Purchaser to the Trustee pursuant to the Indenture, the Purchaser shall deliver the related Timeshare Loan Files to the Custodian before the Closing Date or the related Funding Date in accordance with the Custodial Agreement.

            (b) Upon payment in full of any Receivable, the Servicer will notify the Trustee and the Custodian pursuant to a certificate of a Servicing Officer and shall request delivery of the related Timeshare Loan File to the Servicer in accordance with the Custodial Agreement.

      Section 3.4 Trustee to Obtain Fidelity Insurance. The Trustee shall maintain a fidelity bond in the form and amount as is customary for entities acting as a trustee of funds and documents in respect of consumer contracts on behalf of institutional investors.

                                   ARTICLE IV
                                   ----------

                   ADMINISTRATION AND SERVICING OF RECEIVABLES
                   -------------------------------------------

      Section 4.1 Duties of the Servicer. The Servicer, as agent for the Purchaser and the Noteholder shall manage, service, administer and make collections on the Receivables and the Other Conveyed Property in accordance with the Servicing Standard. In performing such duties, the Servicer shall comply with its current servicing policies and procedures, as such servicing policies and procedures may be amended from time to time, so long as such amendments will not materially adversely affect the interests of the Noteholder, or otherwise with the prior written consent of the Noteholder (which consent shall not be unreasonably withheld), and notice of such amendments is given to the Noteholder prior to the effectiveness thereof. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Trustee and the Noteholder with respect to distributions. Without limiting the generality of the foregoing, and subject to the servicing standards set forth in this Agreement including, without limitation, the restrictions set forth in Section 4.6, the Servicer is authorized and empowered by the Purchaser to execute and deliver, on behalf of itself, the Purchaser or the Noteholder, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Purchaser shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Purchaser shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Noteholder. The Servicer shall prepare and furnish, and the Trustee shall execute, any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

                                    Annex-11

      Section 4.2 Collection of Receivable Payments; Lockbox Agreements; Other Duties of the Servicer.

      (a) Consistent with the Servicing Standard, the Servicer shall collect all payments called for under the terms and provisions of the Receivables and the related Other Conveyed Property as and when the same shall become due; provided, however, that promptly after the Closing Date (or the related Funding Date, as applicable) the Servicer shall notify and direct each Obligor to make all payments with respect to the Receivables to the applicable Post-Office Box. The Servicer shall provide each Obligor with a monthly statement in order to notify such Obligors to make payments directly to the applicable Post-Office Box.

      (b) The Servicer shall establish a Lockbox Account in the name of the Purchaser for the benefit of the Trustee, acting on behalf of the Noteholder. Pursuant to a Lockbox Agreement, the Trustee has authorized the Servicer to direct dispositions of funds on deposit in the Lockbox Account to the Collection Account (but not to any other account), and no other Person, except the Lockbox Processor and the Trustee, shall have authority to direct disposition of funds on deposit in the Lockbox Account. However, the Lockbox Agreement shall provide that the Lockbox Bank will comply with instructions originated by the Trustee relating to the disposition of the funds in the Lockbox Account without further consent by the Seller, the Servicer or the Purchaser. The Trustee shall have no liability or responsibility with respect to the Lockbox Processor's directions or activities as set forth in the preceding sentence. The Lockbox Account shall be established pursuant to and maintained in accordance with the Lockbox Agreement and shall be a demand deposit account initially established and maintained with JPMorgan Chase Bank, N.A., or at the request of the Noteholder an Eligible Account satisfying clause (i) of the definition thereof; provided, however, that the Trustee shall give the Servicer prior written notice of any change made at the request of the Noteholder in the location of the Lockbox Account. The Trustee shall establish and maintain each Post-Office Box at a United States Post Office Branch in the name of the Purchaser for the benefit of the Noteholder.

      (c) Notwithstanding the Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreement, the Servicer shall remain obligated and liable to the Purchaser, the Trustee and the Noteholder for servicing and administering the Receivables and the Other Conveyed Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

      (d) In the event the Seller shall for any reason no longer be acting as the Servicer hereunder, the Backup Servicer or a successor Servicer shall thereupon assume all of the rights and obligations of the outgoing Servicer under the Lockbox Agreement. In such event, the Backup Servicer or a successor Servicer shall be deemed to have assumed all of the outgoing Servicer's interest therein and to have replaced the outgoing Servicer as a party to the Lockbox Agreement to the same extent as if the Lockbox Agreement had been assigned to the Backup Servicer or a successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank under the Lockbox Agreement. The outgoing Servicer shall, upon request of the Trustee, but at the expense of the outgoing Servicer, deliver to the Backup Servicer or a successor Servicer all documents and records relating to the Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient assignment of the Lockbox Agreement to the Backup Servicer or a successor Servicer. In the event that the Noteholder shall elect to change the identity of the Lockbox Bank, the Servicer, at its expense, shall cause the Lockbox Bank to deliver, at the direction of the Noteholder, to the Trustee or a successor Lockbox Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the Lockbox arrangements.

                                    Annex-12

      (e) On each Business Day, pursuant to the Lockbox Agreement, the Lockbox Processor will transfer any payments from Obligors received in the Post-Office Box to the Lockbox Account. The Servicer shall cause the Lockbox Bank to transfer all collections in respect of the Receivables and the Other Conveyed Property from the Lockbox Account to the Collection Account within two Business Days after receipt thereof. In addition, the Servicer shall remit all payments by or on behalf of the Obligors received by the Servicer with respect to the Receivables (other than Purchased Receivables) and the Other Conveyed Property, all Net Liquidation Proceeds, Liquidation Expenses as provided in Section 4.3 hereof, any amounts in respect of any insurance policies which are not payable to the Obligor and any amounts remitted to the Servicer by the Hedge Counterparty pursuant to the Hedge Agreement no later than two Business Days following receipt directly (without deposit into any intervening account) into the Lockbox Account or the Collection Account. The Servicer shall not commingle its assets and funds with those on deposit in the Lockbox Account.

      (f) In addition to any other customary services which the Servicer may perform or may be required to perform hereunder, the Servicer shall perform or cause to be performed through sub-servicers, the following servicing and collection activities in accordance with the Servicing Standard:

            (i) perform standard accounting services and general record keeping services with respect to the Timeshare Loans;

            (ii) respond to telephone or written inquiries of Obligors concerning the Timeshare Loans;

            (iii) keep Obligors informed of the proper place and method for making payment with respect to the Timeshare Loans;

            (iv) contact Obligors to effect collections and to discourage delinquencies in the payment of amounts owed under the Timeshare Loans and doing so by any lawful means;

            (v) report tax information to Obligors and taxing authorities to the extent required by law;

            (vi) take such other action as may be necessary or appropriate in the discretion of the Servicer for the purpose of collecting and transferring to the Trustee for deposit into the Collection Account all payments received by the Servicer or remitted to the Lockbox Account in respect of the Timeshare Loans (except as otherwise expressly provided herein), and to carry out the duties and obligations imposed upon the Servicer pursuant to the terms of this Agreement;

            (vii) arranging for Liquidations of Timeshare Properties related to Defaulted Timeshare Loans and the remarketing of such Timeshare Properties as provided in Section 4.3 below;

            (viii) use reasonable best efforts to enforce the purchase and substitution obligations of the Seller under this Agreement;

                  (ix) refrain from modifying, waiving or amending the terms of any Timeshare Loan; provided, however, the Servicer may modify, waive or amend a Timeshare Loan for which a default on such Timeshare Loan has occurred or is imminent and such modification, amendment or waiver will not (i) materially alter the interest rate on or the principal balance of such Timeshare Loan, (ii) shorten the final maturity of, lengthen the timing of payments of either principal or interest, or any other terms of, such Timeshare Loan in any manner which would have a material adverse effect on the Noteholders, (iii) adversely affect the Timeshare Property underlying such Timeshare Loan or (iv) reduce materially the likelihood that payments of interest and principal on such Timeshare Loan shall be made when due; provided, further, the Servicer may grant extensions of the final maturity of any Timeshare Loan if the Servicer, in its good faith reasonable discretion, determines that
            (A) such Timeshare Loan is in default or a default on such Timeshare Loan is likely to occur in the foreseeable future and (B) the value of such Timeshare Loan will be enhanced by such extension; provided, however, that no more than two (2) such extensions may be granted during the term of such Timeshare Loan and no more than one (1) such extension may be granted during any twelve (12) month period; and provided, further, the Servicer shall not be permitted to modify, waive or amend the terms of any Timeshare Loan if the sum of the Principal Balance of the related Receivable as of the related Cutoff Date and the Principal Balances of all other Receivables as of their related Cutoff Dates for which the Servicer has modified, waived or amended the terms thereof exceeds 10% of the Aggregate Principal Balance as of any date of determination.

                                    Annex-13

                  (x) work with Obligors in connection with any transfer of
            ownership of a Timeshare Property by an Obligor to another Person (to the extent permitted), whereby the Servicer may consent to the assumption by such Person of the Timeshare Loan related to such Timeshare Property (to the extent permitted); provided, however, in connection with any such assumption, the rate of interest borne by, the maturity date of, the principal amount of, the timing of payments of principal and interest in respect of, and all other material terms of, the related Timeshare Loan shall not be changed other than as permitted in clause (ix) above;

                  (xi) deliver such information and data to the Backup Servicer as is required pursuant to this Agreement;

                  (xii) deliver any new or amended ACH Forms executed by an
            Obligor to the Custodian to be held as part of the related Timeshare Loan File;

                  (xiii) (A) to cause each Resort to be insured in the event of fire, earthquake, or other casualty for the full replacement value thereof and if the Resort is located in a designated flood plain, to maintain flood insurance in an amount not less than the maximum level available under the National Flood Insurance Act of 1968, as amended; (B) in respect of each Resort, to maintain general liability insurance in such amounts generally acceptable in the industry; (C) to cause each Resort's insurance policies to remain in full force and effect with a generally acceptable insurance carrier; and (D) to monitor the maintenance of the insurance coverage described in (A), (B), and (C) above with respect to each Resort and promptly obtain notice and otherwise acquire Knowledge of any lapse, cessation, decrease or other change in any such insurance coverage; and

                  (xiv) to the extent it receives any amounts in respect of any insurance policies which are not payable to the Obligor or any other collections relating to the Receivables or the Other Conveyed Property, it shall deposit such amounts to the Collection Account within two (2) Business days of receipt thereof (unless otherwise expressly provided herein).

      Section 4.3 Realization Upon Receivables. Upon a Receivable becoming a Defaulted Receivable, the Servicer shall, in accordance with the Servicing Standard, promptly institute collection procedures, which may include, but are not limited to, cancellation, forfeiture, termination or foreclosure proceedings or obtaining a deed-in-lieu of foreclosure in respect of the related Timeshare Property (each, a "Foreclosure Property"). Upon the Timeshare Property becoming a Foreclosure Property, the Servicer shall promptly attempt to liquidate such Foreclosure Property. The Servicer shall select the liquidation option reasonably anticipated to produce the highest Net Liquidation Proceeds, giving effect to the gross price obtainable, broker's commissions, foreclosure costs, fees and marketing expenses and other factors. The Servicer shall be entitled to reimbursement of Liquidation Expenses out of Liquidation Proceeds. Any Liquidation Expenses later recovered by the Servicer shall be deposited by the Servicer in the Collection Account in accordance with Section 4.2(e) hereof.

            (a) To the extent that the Seller or an Affiliate thereof is selected to remarket a Foreclosure Property, the Servicer shall cause the Seller or Affiliate thereof to agree that it will remarket such Foreclosure Property in accordance with the Servicing Standard.

            (b) The Servicer (if Silverleaf or its Affiliate is acting as Servicer) on behalf of the Purchaser and the Trustee shall take all necessary steps to have the record title of the applicable Timeshare Properties subject to the Defaulted Timeshare Loans relating to such Defaulted Receivables continue to be held by the Trustee. In such event, the Servicer shall exercise, directly or through its agents, the remedies provided for in the Oak N' Spruce Trust Agreement, in the Mortgage Note or in the other documents with respect to such Defaulted Timeshare Loans and the Obligors thereunder, and the related Timeshare Property shall be remarketed with the purpose of obtaining the maximum Net Liquidation Proceeds in respect of such Defaulted Timeshare Loans.

                                    Annex-14

            (c) The Servicer shall reserve its rights under the Oak N' Spruce Trust Agreement and/or the applicable Mortgages to obtain, at any time, record title and all beneficial interests in respect of the Timeshare Properties related to Defaulted Timeshare Loans. All actions taken by the Servicer in respect of any Defaulted Timeshare Loans shall, at all times, be carried out in a manner such that none of the Purchaser, the Trustee or the Noteholder shall, under applicable law, be deemed to be the developer or declarant of any Resort.

            (d) The Servicer may elect to liquidate at a public auction any Defaulted Timeshare Loans or related Timeshare Properties foreclosed upon or otherwise reacquired on behalf of the Trustee from the Obligors of the Defaulted Timeshare Loans. In the event the Servicer elects to so liquidate Defaulted Timeshare Loans or the related Timeshare Properties securing these Defaulted Timeshare Loans, the Seller may bid on such Defaulted Timeshare Loans or related Timeshare Properties so long as the Seller pays an amount at least equal to the net fair market value of each related Timeshare Property, as determined by the Seller in its commercially reasonable judgment, which shall in no event be less than fifteen percent (15%) of the original acquisition price paid for the Timeshare Property by the Obligor under the Defaulted Timeshare Loan. Publication of notice of such auction in a newspaper published daily in Dallas, Texas shall be sufficient notice of such auction.

            (e) The Servicer agrees that it shall require that any Liquidation Proceeds be in the form of cash only.

            (f) The Servicer may not sell any of the Defaulted Receivables and the related Defaulted Timeshare Loans that are included in the Collateral except for or as specifically permitted by this Agreement.

      Section 4.4 [RESERVED]

      Section 4.5 Maintenance of Security Interests.

            (a) Each of the Seller, the Servicer and the Purchaser agrees that, from time to time, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Noteholder may request, in order to perfect, protect or more fully evidence the security interest in the Receivables and the Other Conveyed Property or to enable the Trustee to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Purchaser will, or will cause the Servicer to, without the necessity of a request and upon the request of the Trustee at the direction of the Noteholder, execute or authorize and file or record (or cause to be executed or authorized and filed or recorded) such Assignments of Mortgage, financing or continuation statements, or amendments hereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to create and maintain in the Trustee a first priority perfected security interest, at all times, in the Collateral, including, without limitation, recording and filing UCC-1 financing statements, amendments or continuation statements prior to the effective date of any change of the name, identity or structure or relocation of its chief executive office or any change which could affect the perfection pursuant to any financing statement or continuation statement or assignment previously filed or make any UCC-1 or continuation statement previously filed pursuant to this Agreement or the Indenture seriously misleading within the meaning of applicable provisions of the UCC (and the Purchaser shall, or shall cause the Servicer to, give the Trustee at least thirty (30) Business Days prior notice of the expected occurrence of any such circumstance). The Issuer shall, or shall cause the Servicer to, deliver promptly to the Trustee file-stamped copies of any such filings.

                                    Annex-15

            (b) (i) The Purchaser hereby grants to each of the Servicer and the Trustee a power of attorney to execute all documents including, but not limited to, Assignments of Mortgage, UCC-l financing statements, amendments or continuation statements, on behalf of the Issuer as may be necessary or desirable to effectuate the foregoing and (ii) the Servicer hereby grants to the Trustee a power of attorney to execute all documents on behalf of the Servicer as may be necessary or desirable to effectuate the foregoing; provided, however, that such grant shall not create a duty on the part of the Trustee to file, prepare, record or monitor, or any responsibility for the contents or adequacy of, any such documents.

            (c) Upon the occurrence of a Servicer Termination Event, the Trustee and the Servicer, at the direction of the Noteholder, shall take or cause to be taken such action as may be reasonably necessary or otherwise desirable to perfect or re-perfect the security interests in the Receivables and the Other Conveyed Property in the name of the Trustee on behalf of the Noteholder. The Seller hereby agrees to pay all expenses related to such perfection or re-perfection and to take all action necessary therefor.

      Section 4.6 Additional Covenants of Servicer.

            (a) The Servicer shall not release the Timeshare Property securing each Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or liquidation of the Timeshare Property, nor shall the Servicer impair the rights of the Noteholder in such Receivables or related Other Conveyed Property, nor shall the Servicer amend or otherwise modify a Receivable or any of the related Other Conveyed Property, except as permitted in accordance with Section 4.2.

            (b) The Servicer shall obtain and/or maintain all necessary licenses, approvals, authorizations, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution, delivery and performance of this Agreement and the other Basic Documents.

            (c) The initial Servicer shall not make any material changes to its Collection Policy unless the Noteholder expressly consents in writing prior to such changes (which consent shall not be unreasonably withheld).

            (d) The Servicer shall provide written notice to the Noteholder and the Trustee of any Default, Event of Default or Servicer Termination Event under this transaction or a similar event under any other warehouse financing facility or securitization that has occurred and which Default, Event of Default or Servicer Termination Event (or similar event) shall not have been waived or otherwise cured within the applicable cure period.

            (e) For so long as Silverleaf or any of its Affiliates controls the Resorts, the Servicer shall use commercially reasonable efforts to maintain or cause the Resorts to be maintained in good repair, working order and condition (ordinary wear and tear excepted).

            (f) For so long as Silverleaf or any of its Affiliates controls the Association for a Resort, and Silverleaf or an Affiliate thereof is the manager, the related management contract may not be amended or modified if such amendment or modification is reasonably likely to have a material adverse effect on the interests of the Noteholder, except with the prior written consent of the Noteholder, which consent shall not be unreasonably withheld or delayed.

            (g) In the event any Lien (other than a Permitted Lien) attaches to any Receivable or Other Conveyed Property or related collateral from any Person claiming from or through Silverleaf or one of its Affiliates which materially adversely affects the Purchaser's or the Noteholder's interest in such Receivable or Other Conveyed Property, Silverleaf shall, within the earlier to occur of ten (10) Business Days after such attachment or the respective lienholders' action to foreclose on such lien, either (a) cause such Lien to be released of record, (b) provide the Trustee with a bond in accordance with the applicable laws of the state in which the Timeshare Property is located, issued by a corporate surety acceptable to the Trustee, in an amount and in form reasonably acceptable to the Trustee or (c) provide the Trustee with such other security as the Trustee may reasonably require.

                                    Annex-16

            (h) The Servicer shall: (a) promptly notify the Trustee of (i) any claim, action or proceeding which may be reasonably expected to have a material adverse effect on the Receivables or any Other Conveyed Property, or any material part thereof, and (ii) any action, suit, proceeding, order or injunction of which the Servicer becomes aware after the date hereof pending or threatened against or affecting the Servicer or any Affiliate which may be reasonably expected to have a material adverse effect on the Receivables or any Other Conveyed Property or the Servicer's ability to service the same; (b) at the request of Trustee with respect to a claim or action or proceeding which arises from or through the Servicer or one of its Affiliates, appear in and defend, at Servicer's expense, any such claim, petition or proceeding which would have a material adverse effect on the Receivables or any Other Conveyed Property or the Servicer's ability to service the same; and (c) comply in all respects, and shall cause all Affiliates to comply in all respects, with the terms of any orders imposed on such Person by any governmental authority the failure to comply with which would have a material adverse effect on the Receivables or any Other Conveyed Property or the Servicer's ability to service the same.

            (i) Except as contemplated by the Basic Documents, the Servicer (for so long as Silverleaf or any Affiliate thereof is the Servicer hereunder, otherwise Silverleaf in its individual capacity) shall not, and shall not permit the Managing Entity to, encumber, pledge or otherwise grant a lien or security interest in and to the Reservation System (including, without limitation, all hardware, software and data in respect thereof) and furthermore agrees, and shall cause the Managing Entity, to use commercially reasonable efforts to keep the Reservation System operational, not to dispose of the same and to allow the members of each Association the use of, and access to, the Reservation System in accordance with the terms of the Management Agreement.

            (j) For so long as Silverleaf or any Affiliate thereof is the Servicer, it shall comply in all material respects with the Collection Policy in effect on the Closing Date (or, as amended from time to time with the consent of the Noteholder) and with the terms of the Timeshare Loans.

            (k) With respect to any Receivable (including but not limited to any Receivable which becomes a Defaulted Receivable) and its related Timeshare Loan, the Servicer shall, in accordance with the Servicing Standard, promptly institute collection procedures, which may include, but are not limited to, cancellation, forfeiture, termination or foreclosure proceedings or obtaining a deed-in-lieu of foreclosure in respect of the related Timeshare Property, prior to the initiation of any proceedings in respect of such Receivable and related Timeshare Loan by any other Person, including but not limited to the Managing Entity.

      Section 4.7 Purchase of Receivables Upon Breach of Covenant. Upon discovery by any of the Servicer, the Purchaser or the Trustee of a breach of any of the covenants of the Servicer set forth in Sections 4.2(a), 4.2(f), 4.4,
4.5 or 4.6, the party discovering such breach shall give prompt written notice to the others and the Noteholder; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer under this
Section 4.7. Unless the breach shall have been cured by the last day of the next Accrual Period following such discovery, the Servicer shall, on or prior to such last day of the next Accrual Period, purchase any Receivable materially and adversely affected by such breach and the related Other Conveyed Property. In consideration of the purchase of such Receivable, the Servicer shall remit the Purchase Amount for such Receivable in the manner specified in Section 5.6. The sole remedy of the Trustee, the Purchaser or the Noteholder with respect to a breach of Sections 4.2(a), 4.2(f), 4.4, 4.5 or 4.6 shall be to require the Servicer to repurchase Receivables and the related Other Conveyed Property pursuant to this Section 4.7; provided, however, that the Servicer shall indemnify the Trustee, the Backup Servicer, the Purchaser and the Noteholder against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, arising out of the events or facts giving rise to such breach.

      Section 4.8 Servicing Fee. The "Servicing Fee" for each Settlement Date shall be equal to the product of (i) one twelfth, (ii) the Servicing Fee Percentage and (iii) the daily average of the Net Eligible Receivable Balance during the related Accrual Period. The Servicing Fee shall also include all late fees, prepayment charges, and other administrative fees or similar charges allowed by applicable law with respect to Receivables, collected (from whatever source) on the Receivables. If the Backup Servicer becomes the successor Servicer, it shall be entitled to receive the Servicing Fee and not the Backup Servicing Fee.

                                    Annex-17

      Section 4.9 Servicer's Certificate. No later than 12:00 noon New York City time on each Determination Date, the Servicer shall deliver (facsimile delivery being acceptable) to the Trustee, the Rating Agency, the Noteholder and the Purchaser, a certificate substantially in the form of Exhibit A hereto (a "Servicer's Certificate") containing among other things, (i) all information necessary to enable the Trustee to make any withdrawal and deposit required by
Section 5.5 and to make the distributions required by Section 5.7, (ii) all information necessary for the Trustee to send or make available statements to the Noteholder pursuant to Section 5.8(b) and 5.9, (iii) a listing of all Purchased Receivables purchased as of the related Accounting Date, identifying the Receivables so purchased, (iv) the calculation of the Borrowing Base, and
(v) all information necessary to enable the Backup Servicer to verify the information specified in Section 4.15(e) and to complete the accounting required by Section 5.9. Each such Servicer's Certificate shall be accompanied by an Officer's Certificate of the Servicer in the form of Exhibit H hereto, certifying the accuracy of the computations reflected in such Servicer's Certificate.

      Section 4.10 Annual Statement as to Compliance, Notice of Servicer Termination Event.

            (a) The Servicer shall deliver to the Purchaser, to the Trustee for delivery to the Noteholder, the Backup Servicer and each Rating Agency, on or before March 31 of each year beginning March 31, 2007, an Officer's Certificate, dated as of December 31 of the preceding year, stating that
      (i) a review of the activities of the Servicer during the preceding 12-month period (or, in the case of the first such certificate, the period from the Cutoff Date with respect to Receivables transferred to the Purchaser on the initial Funding Date to December 31, 2006) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year (or, in the case of the first such certificate, such shorter period), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

            (b) The Servicer shall deliver to the Trustee, the Noteholder, the Backup Servicer and each Rating Agency, promptly after having obtained Knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 10.1.

      Section 4.11 Independent Accountants' Reports. The Servicer shall cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Servicer or to the Purchaser, to deliver to the Trustee, the Backup Servicer, the Noteholder and each Rating Agency, on or before April 30 of each year beginning April 30, 2007, a report dated as of December 31 of the preceding year in form and substance reasonably acceptable to the Noteholder (the "Accountants' Report") and reviewing the Servicer's activities during the preceding 12-month period (or, in the case of the first such report, the period from the Cutoff Date with respect to Receivables transferred to the Purchaser on the initial Funding Date to December 31, 2006), addressed to the Board of Directors of the Servicer, to the Trustee, the Backup Servicer and to the Noteholder, to the effect that such firm has examined the financial statements of the Servicer and issued its report therefor and that such examination (1) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) included tests relating to timeshare loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers (the "Program"), to the extent the procedures in the Program are applicable to the servicing obligations set forth in this Agreement; (3) included an examination of the delinquency and loss statistics relating to the Servicer's portfolio; and (4) except as described in the report, disclosed no exceptions or errors in the records relating to timeshare loans serviced for others that, in the firm's opinion, paragraph four of the Program requires such firm to report. The accountant's report shall further state that (1) such firm has examined and audited the Servicer's servicing controls and procedures for the previous calendar year and that such independent public accountants have examined certain documents and records (including computer records) and servicing procedures of the Servicer relating to the Receivables and the Other Conveyed Property, (2) they have examined the most recent Servicer's Certificate prepared by the Servicer and three other Servicer's Certificates chosen at random by such firm and compared such Servicer's Certificates with the information contained in such documents and records, (3) their examination included such tests and procedures as they considered necessary in the circumstances, (4) their examinations and comparisons described under clauses (1) and (2) above disclosed no exceptions which, in their opinion, were material, relating to such Receivables and Other

                                    Annex-18

Conveyed Property or such Servicer's Certificates, or, if any such exceptions were disclosed thereby, setting forth such exceptions which, in their opinion, were material, (5) on the basis of such examinations and comparison, such firm is of the opinion that the Servicer has, during the relevant period, serviced the Receivables and Other Conveyed Property in compliance with this Agreement and the other Basic Documents in all material respects and that such documents and records have been maintained in accordance with this Agreement and the other Basic Documents in all material respects, except in each case for (A) such exceptions as such firm shall believe to be immaterial and (B) such other exceptions as shall be set forth in such written report. In the event such firm requires the Trustee and/or the Backup Servicer to agree to the procedures performed by such firm, the Servicer shall direct the Trustee and/or the Backup Servicer, as applicable, in writing to so agree; it being understood and agreed that the Trustee and/or the Backup Servicer will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and neither the Trustee nor the Backup Servicer makes any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. The Report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

      Section 4.12 Independent Accountants' Review of Receivables File. Commencing on January 31, 2007 and thereafter each year on or before January 31 (or upon the date of the closing of Seller's next occurring term securitization transaction, provided that such review is not made more than 365 days after the immediately preceding review) prior to the Final Scheduled Settlement Date, the Seller at its own expense shall cause Independent Accountants reasonably acceptable to the Noteholder to conduct a post-funding review of the Seller's compliance with its stated underwriting policies and verify certain characteristics of the Receivables and the Other Conveyed Property as of each Funding Date. If the cost to the Seller of any such review is greater than $30,000 (other than a review conducted in connection with a securitization transaction, as described above), the Noteholder in its sole discretion may elect to pay the amount in excess of $30,000 or to waive the performance of such review. If such review is performed in connection with a securitization transaction, the Seller shall pay the entire cost of the review, including any amount in excess of $30,000. The Independent Accountants shall within ten Business Days complete such physical inspection and limited review and execute and deliver to Seller, the Servicer, the Trustee and the Noteholder a report summarizing the findings, which report shall be delivered in any case within 365 days of the previous report delivered in accordance with this Section 4.12. If such review reveals, in the Noteholder's reasonable opinion, an unsatisfactory number of exceptions, the Noteholder, in its reasonable discretion, may require a full review of a larger sample of the Receivables and the Other Conveyed Property by the Independent Accounts at the expense of the Seller.

      Section 4.13 Report on Proceedings and Servicer Termination Event. (i) Promptly upon a Responsible Officer of the Servicer's obtaining Knowledge of any proposed or pending investigation of it by any Governmental Authority or any court or administrative proceeding which involves or is reasonably likely to involve the possibility of materially and adversely affecting the properties, business, prospects, profits or conditions (financial or otherwise) of the Servicer and its subsidiaries, as a whole, the Servicer shall send written notice specifying the nature of such investigation or proceeding and what action the Servicer is taking or proposes to take with respect thereto and evaluating its merits, or (ii) immediately upon obtaining Knowledge of the existence of any condition or event which constitutes a Servicer Termination Event, the Servicer shall send written notice to the Purchaser, the Trustee and the Noteholder describing its nature and period of existence and what action the Servicer is taking or proposes to take with respect thereto.

      Section 4.14 Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Trustee, the Backup Servicer and the Noteholder reasonable access to the documentation regarding the Receivables and the Other Conveyed Property. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

      Section 4.15 Verification of Servicer's Certificate. (a) On Friday of each week (or, if such day is not a Business Day, then on the next Business Day), the Servicer shall prepare and deliver to the Backup Servicer the following:

                                    Annex-19

                  (i) a computer file or files stored on diskette, magnetic
            tape, or provided electronically to Backup Servicer prepared in accordance with the four-page "Record Layout" for data conversion attached hereto as Exhibit G and made a part hereof. Such files shall contain all information with respect to the Receivables and the Other Conveyed Property as of the close of business on the prior Business Day of Servicer necessary to store the appropriate data in Backup Servicer's system from which Backup Servicer will be capable of preparing a weekly trial balance relating to the data; and

                  (ii) together with the file(s) described above, an initial trial balance showing balances of the Receivables as of the last Business Day corresponding to the date of the aforesaid initial file.

            (b) In the event the Servicer modifies its Record Layout after the initial conversion, Servicer shall advise Backup Servicer in writing and agrees to pay Backup Servicer for any additional programming and other work required as a result of such changes.

            (c) The Backup Servicer shall use the aforesaid files and initial trial balance described above to store the data thereon in its computer system and run a weekly trial balance report and shall provide such report to the Trustee, the Servicer and the Noteholder. The Backup Servicer shall receive data on diskette, tape or other acceptable electronic medium on Friday of each week (or, if such day is not a Business Day, then on the next Business Day), perform conversion of data onto its system on a weekly basis to produce a weekly trial balance report and a summary delinquency report in the form attached hereto as Schedule C, and shall provide such report to the Trustee, the Servicer and the Noteholder no later than 3 Business Days after receiving the required data from the Servicer, provided the data described in the diskettes or tapes is in a form that enables the Backup Servicer to do so.

            (d) Concurrently with the delivery by the Servicer of the Servicer's Certificate each month, the Servicer will deliver to the Trustee, the Noteholder and the Backup Servicer a computer diskette (or other electronic transmission) in a format acceptable to the Trustee, the Noteholder and the Backup Servicer containing information with respect to the Receivables and the Other Conveyed Property as of the close of business on the last day of the preceding Interest Period which information is necessary for preparation of the Servicer's Certificate. The Backup Servicer shall use such computer diskette (or other electronic transmission) to verify certain information specified in Section 4.15(e) contained in the Servicer's Certificate delivered by the Servicer, and the Backup Servicer shall notify the Servicer and the Noteholder of any discrepancies on or before the second Business Day following the Determination Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies by the related Settlement Date, but in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the related Settlement Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the related Settlement Date, the Backup Servicer shall notify the Noteholder thereof in writing and the Servicer shall cause a firm of Independent Accountants, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the fifth day of the following calendar month, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding Determination Date. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer. The duties and obligations of the Backup Servicer shall be determined solely by the express provisions of this Agreement and no implied covenants or obligations shall be read into this Agreement against the Backup Servicer.

            (e) The Backup Servicer shall review each Servicer's Certificate delivered pursuant to Section 4.15(d) and shall:

                  (i) confirm that such Servicer's Certificate is complete on its face;

                                    Annex-20

                  (ii) load the computer diskette (which shall be in a format acceptable to the Backup Servicer) received from the Servicer pursuant to Section 4.15(d) hereof, confirm that such computer diskette is in a readable form and calculate and confirm the Aggregate Principal Balance of the Receivables for the most recent Settlement Date and reconcile (A) the number of accounts currently being serviced comprising the Receivables and (B) the trial balance and summary delinquency information with the corresponding information in the Servicer's Certificate; and

                  (iii) confirm that Available Funds, the Noteholder's Principal
            Distributable Amount, the Noteholder's Interest Distributable Amount, the Servicing Fee, the Backup Servicing Fee, the Trustee Fee, Leverage Ratio, Delinquency Ratio, Serviced Receivables Delinquency Ratio, Default Ratio, Serviced Receivables Default Ratio, the Net Spread, the Three Month Rolling Average of Delinquency Ratios, the Three Month Rolling Average of Serviced Receivables Delinquency Ratios, the Three Month Rolling Average of Default Ratios, the Three Month Rolling Average of Serviced Receivables Default Ratios and the Three Month Rolling Average of Net Spread in the Servicer's Certificate are accurate based solely on the recalculation of the Servicer's Certificate.

            (f) Within 90 days of the Closing Date, the Backup Servicer will data map to its servicing system all servicing/loan file information, including all relevant borrower contact information such as address and phone numbers as well as loan balance and payment information, including comment histories and collection notes. On or before the fifth calendar day of each month, the Servicer will provide to the Backup Servicer an electronic transmission of all servicing/loan information, including all relevant borrower contact information such as address and phone numbers as well as loan balance and payment information, including comment histories and collection notes, and the Backup Servicer will review each file to ensure that it is in readable form and verify that the data balances conform to the trial balance reports received from the Servicer. Additionally, the Backup Servicer shall store each such file.

      Section 4.16 [RESERVED].

      Section 4.17 Fidelity Bond. The Servicer shall maintain a fidelity bond in such form and amount as is customary for entities acting as custodian of funds and documents in respect of consumer contracts on behalf of institutional investors; provided that such insurance shall be in a minimum amount of $1,000,000 per policy and shall name the Trustee as an additional insured. No provision of this Section 4.17 requiring such fidelity bond or errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Upon a request of the Trustee or the Noteholder, the Servicer shall deliver to the Trustee, a certification evidencing coverage under such fidelity bond and the errors and omissions insurance. Any such fidelity bond or errors and omissions insurance policy shall not be canceled or modified in a materially adverse manner without ten (10) Business Days' prior written notice to the Trustee and the Noteholder.

      Section 4.18 Lien Searches; Opinions as to Transfers and Security Interests. The Servicer shall, as a condition precedent to the extension of the Scheduled Maturity Date and renewal of the Indenture by the Noteholder pursuant to Section 2.3 thereof, deliver (or cause to be delivered) to the Trustee and the Noteholder an Opinion of Counsel, in form and substance satisfactory to the Noteholder, with respect to (a) the "true sale" nature of the transfers of Receivables and, to the extent applicable, related Other Conveyed Property hereunder and under each related Assignment, (b) the "backup security interest" with respect to the transfers of Receivables and, to the extent applicable, related Other Conveyed Property hereunder and under each related Assignment, (c) the validity of the security interest in connection with the pledge of Collateral to the Trustee under the Indenture on each Funding Date and (d) the perfection and first priority of the transfers and pledges referred to in clauses (a)-(c) above. To the extent each such Opinion of Counsel is in any manner reliant on UCC lien searches, each such UCC lien search shall be dated no earlier than ten Business Days prior to the date of each such related Opinion of Counsel, and shall be accompanied by officer's certificates from the appropriate parties certifying that no filings subsequent to the date of such lien searches have been made. Such Opinion of Counsel shall state, among other things, that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been authorized and filed that are necessary to perfect the interest of the Purchaser and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest. The Opinion of Counsel referred to in this
Section 4.18 shall specify any action necessary (as of the date of such opinion) to be taken to preserve and protect such interest.

                                    Annex-21

      Section 4.19 Subservicing Arrangements. The Servicer may arrange for the subservicing of all or any portion of the Receivables and the Other Conveyed Property by a subservicer; provided, however, that such subservicing arrangement must provide for the servicing of such Receivables and Other Conveyed Property in a manner consistent with the servicing arrangements contemplated hereunder; provided, further, that any such subservicing arrangement with a Person that is not an Affiliate of Silverleaf shall require the prior written consent of the Noteholder. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Receivables include actions taken or to be taken by a subservicer on behalf of the Servicer. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and liable to the Purchaser, the Trustee, the Backup Servicer and the Noteholder for the servicing and administration of the Receivables and the Other Conveyed Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables and the Other Conveyed Property. All actions of each subservicer performed pursuant to a subservicing arrangement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer. The subservicer under each subservicing arrangement shall be engaged by the Servicer upon terms consistent with the engagement of the Servicer hereunder. Each subservicer shall be simultaneously terminated in the event that the Servicer is terminated hereunder. The fees paid by the Servicer to the related subservicer under each subservicing arrangement shall not exceed the Servicing Fees paid to the Servicer hereunder.

                                   ARTICLE V
                                   ---------

              ACCOUNTS; DISTRIBUTIONS; STATEMENTS TO THE NOTEHOLDER
              -----------------------------------------------------

      Section 5.1 Establishment of Pledged Accounts.

            (a) The Trustee, on behalf of the Noteholder, shall establish and maintain in its own name an Eligible Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trustee on behalf of the Noteholder. The Collection Account shall initially be established with the Trustee.

            (b) The Trustee, on behalf of the Noteholder, shall establish and maintain in its own name an Eligible Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trustee on behalf of the Noteholder. The Note Distribution Account shall initially be established with the Trustee.

            (c) The Trustee, on behalf of the Noteholder shall establish and maintain in its own name an Eligible Account (the "Principal Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trustee on behalf of the Noteholder. The Principal Funding Account shall initially be established with the Trustee.

            (d) The Trustee, on behalf of the Noteholder shall establish and maintain in its own name an Eligible Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trustee on behalf of the Noteholder. The Reserve Account shall initially be established with the Trustee.

            (e) Funds on deposit in the Collection Account, the Principal Funding Account, the Reserve Account and the Note Distribution Account (collectively, the "Pledged Accounts") shall be invested by the Trustee (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer or, after the resignation or termination of Silverleaf as Servicer, by the Noteholder (pursuant to standing instructions or otherwise). All such Eligible Investments shall be held by or on behalf of the Trustee for the benefit of the Noteholder. Other than as permitted by the Rating Agency and the Noteholder, funds on deposit in any Pledged Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Settlement Date. Funds deposited in a Pledged Account on the day immediately preceding a Settlement Date upon the maturity of any Eligible Investments are not required to be invested overnight. All Eligible Investments will be held to maturity.

                                    Annex-22

            (f) All investment earnings of moneys deposited in the Pledged Accounts shall be deposited (or caused to be deposited) by the Trustee in the Collection Account for distribution pursuant to Section 5.7(a), and any loss resulting from such investments shall be charged to such account. The Servicer shall not direct the Trustee to make any investment of any funds held in any of the Pledged Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Trustee to make any such investment, if requested by the Trustee, the Servicer shall deliver to the Trustee an Opinion of Counsel, acceptable to the Trustee, to such effect.

            (g) The Trustee shall not in any way be held liable by reason of any insufficiency in any of the Pledged Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trustee's negligence, bad faith or willful misconduct or its failure to make payments on such Eligible Investments issued by the Trustee, in its commercial capacity as principal obligor and not as Trustee, in accordance with their terms.

            (h) If (i) the Servicer or the Noteholder, as applicable, shall have failed to give investment directions for any funds on deposit in the Pledged Accounts to the Trustee by 1:00 p.m. Eastern Time (or such other time as may be agreed by the Purchaser and Trustee) on any Business Day; or (ii) an Event of Default shall have occurred and be continuing with respect to the Note but the Note shall not have been declared due and payable, or, if the Note shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Receivables and the Other Conveyed Property are being applied as if there had not been such a declaration; then the Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Pledged Accounts in an Eligible Investment described in paragraph (f) of the definition thereof.

            (i) The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Pledged Accounts and in all proceeds thereof (including all Investment Earnings on the Pledged Accounts) and all such funds, investments, proceeds and income shall be part of the Other Conveyed Property. Except as otherwise provided herein, the Pledged Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Noteholder. If at any time any of the Pledged Accounts ceases to be an Eligible Account, the Servicer with the consent of the Noteholder shall within five Business Days establish a new Pledged Account as an Eligible Account and shall transfer any cash and/or any investments to such new Pledged Account. The Servicer shall promptly notify the Rating Agency, the Trustee and the Noteholder of any change in the location of any of the aforementioned accounts. In connection with the foregoing, the Servicer agrees that, in the event that any of the Pledged Accounts are not accounts with the Trustee, the Servicer shall notify the Trustee and the Noteholder in writing promptly upon any of such Pledged Accounts ceasing to be an Eligible Account.

            (j) The parties agree that each Pledged Account is a "securities account" within the meaning of Article 8 of the UCC and that all property (including without limitation all uninvested funds, securities and other investment property) at any time deposited in or carried in or credited to the Pledged Accounts shall be treated as "financial assets" within the meaning of Article 8 of the UCC. The Account Intermediary agrees that (i) it is a "securities intermediary" within the meaning of Article 8 of the UCC and will at all times act in such capacity with respect to the Pledged Accounts and (B) the Trustee is the entitlement holder of the Pledged Accounts. The parties agree that the Account Intermediary shall follow all "entitlement orders" (as such term is defined in Article 8 of the UCC) originated by the Trustee with respect to the Pledged Accounts and all financial assets deposited or carried in or credited to any Pledged Account. Notwithstanding anything to the contrary herein or in any other document relating to a Pledged Account, the "securities intermediary's jurisdiction" (within the meaning of Section 8-110 of the UCC) with respect to each Pledged Account and any security entitlements to financial assets credited thereto shall be the State of New York.

                                    Annex-23

            (k) With respect to the Pledged Account Property, the Trustee agrees that:

                  (i) any Pledged Account Property that is held in deposit
            accounts shall be held solely in an Eligible Account; and, except as otherwise provided herein, each such Eligible Account shall be subject to the exclusive custody and control of the Trustee and the Trustee shall have sole signature authority with respect thereto;

                  (ii) any Pledged Account Property shall be delivered to the
            Trustee in accordance with the definition of "Delivery"; and

                  (iii) the Servicer shall have the power, revocable by the
            Noteholder to instruct the Trustee to make withdrawals and payments from the Pledged Accounts for the purpose of permitting the Servicer and the Trustee to carry out their respective duties hereunder.

      Section 5.2 [RESERVED]

      Section 5.3 Certain Reimbursements to the Servicer. The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to an Accrual Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Settlement Date pursuant to Section 5.7(a)(iv) upon certification by the Servicer of such amounts and the provision of such information to the Trustee and the Noteholder as may be necessary in the opinion of the Noteholder to verify the accuracy of such certification; provided, however, that the Servicer must provide such certification within three months of it becoming aware of such mistaken deposit, posting or returned check. In the event that the Noteholder has not received evidence satisfactory to it of the Servicer's entitlement to reimbursement pursuant to this Section, the Noteholder shall give the Trustee notice to such effect, following receipt of which the Trustee shall not make a distribution to the Servicer in respect of such amount pursuant to Section 5.7, or if prior thereto the Servicer has been reimbursed pursuant to Section 5.7, the Trustee shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Settlement Date.

      Section 5.4 [RESERVED]

      Section 5.5 Reserve Account.

            (a) The Reserve Account will be held for the benefit of the Noteholder. On or prior to the Closing Date, the Purchaser shall deposit or cause to be deposited into the Reserve Account an amount equal to the Required Reserve Account Amount. On each Funding Date, the Purchaser shall deposit a portion of the related Advance into the Reserve Account until the amount on deposit in the Reserve Account equals the Required Reserve Account Amount.

            (b) In the event that the Servicer's Certificate with respect to any Determination Date shall state that the Available Funds with respect to the related Settlement Date are insufficient to make the payments required to be made on the related Settlement Date pursuant to Sections 5.7(a)(i) through (ix) (such deficiency being a "Deficiency Claim Amount"), then on the Deficiency Claim Date, the Trustee shall deliver to the Noteholder and the Servicer, by hand delivery or facsimile transmission, a written notice (a "Deficiency Notice") specifying the Deficiency Claim Amount for such Settlement Date. The Trustee shall withdraw an amount equal to such Deficiency Claim Amount from the Reserve Account (to the extent of the funds available on deposit therein) for deposit in the Collection Account on the related Settlement Date and distribution pursuant to Sections 5.7(a)(i) through (ix), as applicable.

                                    Annex-24

            (c) Any Deficiency Notice shall be delivered by 10:00 a.m., New York City time, on the Deficiency Claim Date. The amounts distributed to the Trustee pursuant to a Deficiency Notice shall be deposited by the Trustee into the Collection Account pursuant to Section 5.6.

            (d) Following the Facility Termination Date, all amounts, or any portion thereof, on deposit in the Reserve Account will be deposited into the Collection Account for distribution pursuant to Section 5.7.

            (e) On any Settlement Date prior to the Facility Termination Date on which, after all distributions required to be made on such Settlement Date pursuant to Section 5.7(a) have been made, the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount, the Trustee shall withdraw such excess (as indicated on the Servicer's Certificate) and distribute the same to the Purchaser or its designee in accordance with Section 5.7(a)(xiv).

      Section 5.6 Additional Deposits. The Servicer or the Seller, as the case may be, shall deposit or cause to be deposited in the Collection Account (i) the aggregate Purchase Amount with respect to Purchased Receivables, (ii) the Upgrade Purchase Price with respect to the prepayment of any Upgraded Timeshare Loan, (iii) the Upgrade Purchase Price with respect to the sale of any Timeshare Loan pursuant to Section 3.2(d) hereof, (iv) the Default Purchase Price with respect to the optional purchase of any Defaulted Timeshare Loan, and (v) all Substitution Shortfall Amounts with respect to substituted Receivables. All such deposits shall be made, in immediately available funds, on the Business Day preceding the related Determination Date. On the Deficiency Claim Date, the Trustee shall remit to the Collection Account any amounts withdrawn from the Reserve Account pursuant to Section 5.5.

      Section 5.7 Distributions.

            (a) On each Settlement Date, the Trustee (based on the information contained in the Servicer's Certificate delivered on the related Determination Date) shall make the following distributions in the following order of priority from amounts on deposit in the Collection
      Account:

                  (i) to the Noteholder, any payments from the Hedge
            Counterparty to the extent they are due and payable in an amount equal to the excess, if any, of the Noteholder's Monthly Interest Distributable Amount over Capped Monthly Interest, in respect of the Noteholder's Interest Distributable Amount;

                  (ii) to the Hedge Counterparty, from Available Funds and any amounts deposited in the Collection Account pursuant to Section 5.5(b) and Section 5.5(d) in respect of Hedge Counterparty Scheduled Fees;

                  (iii) to the Trustee, from Available Funds and any amounts deposited in the Collection Account pursuant to Section 5.5(b) and
            Section 5.5(d), the Trustee Fee, any accrued and unpaid Trustee Fees from prior Settlement Dates and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) from prior Accrual Periods; provided however, that any reasonable out-of-pocket expenses payable to the Trustee pursuant to this clause (iii) that are incurred and not reimbursed in connection with the Trustee's obligations and duties under the Basic Documents shall be limited to $10,000 per Settlement Date;

                  (iv) to the Servicer, from Available Funds and any amounts deposited in the Collection Account pursuant to Section 5.5(b) and
            Section 5.5(d), in respect of the Servicing Fee and all unpaid Servicing Fees from prior Accrual Periods, all reimbursements to which the Servicer is entitled pursuant to Section 5.3 and, if the Servicer is a successor Servicer, to the extent not previously paid by the predecessor Servicer pursuant to this Agreement, reasonable transition expenses (up to a maximum of $100,000 in the aggregate over the term of this Agreement) incurred in becoming the successor Servicer;

                                    Annex-25

                  (v) to the Backup Servicer, from Available Funds and any
            amounts deposited in the Collection Account pursuant to Section 5.5(b) and Section 5.5(d), in respect of the Backup Servicing Fee (so long as the Backup Servicer is not acting as successor Servicer), and all reasonable out-of-pocket expenses (other than expenses incurred in connection with transitioning the servicing to the Backup Servicer) thereof (including reasonable counsel fees and expenses) and all accrued and unpaid Backup Servicing Fees (so long as the Backup Servicer is not acting as successor Servicer) from prior Settlement Dates; provided, however, that any reasonable out-of-pocket expenses payable to the Backup Servicer pursuant to this clause (v) that are incurred and not reimbursed in connection with the Backup Servicer's obligations and duties under the Basic Documents shall be limited to a total of $10,000 per annum;

                  (vi) to the extent not paid by the Servicer, to the Custodian, the Custodian Fee, plus any accrued and unpaid Custodian Fees with respect to prior Settlement Dates; (vii) to the extent not paid by the Servicer, to the Lockbox Bank, the Lockbox Fee, plus any accrued and unpaid Lockbox Fees from prior Settlement Dates;

                  (viii) to the Note Distribution Account, from Available Funds and any amounts deposited in the Collection Account pursuant to
            Section 5.5(b) and Section 5.5(d), the remaining Noteholder's Interest Distributable Amount after giving effect to Section 5.7(a)(i) hereof and the unused facility fee payable pursuant to
            Section 3.02(b) of the Note Purchase Agreement;

                  (ix) to the Note Distribution Account, from Available Funds and any amounts deposited in the Collection Account pursuant to
            Section 5.5(b) and Section 5.5(d), the Noteholder's Principal Distributable Amount for such Accrual Period;

                  (x) to the Trustee, for deposit in the Reserve Account, from
            Available Funds, an amount equal to the excess of (A) the Required Reserve Account Amount for such Settlement Date over (B) the amount on deposit in the Reserve Account;

                  (xi) to the Note Distribution Account, from Available Funds, to the Noteholder in respect of any amounts owed to the Noteholder pursuant to Sections 3.03 and 3.04 of the Note Purchase Agreement;

                  (xii) to the Hedge Counterparty, from Available Funds and any amounts deposited in the Collection Account pursuant to Section 5.5(d), in respect of Hedge Counterparty Termination Fees;

                  (xiii) to the Trustee and the Backup Servicer from Available
            Funds and any amounts deposited in the Collection Account pursuant to Section 5.5(d), in respect of reasonable out-of-pocket expenses thereof (including reasonable counsel fees and expenses) and reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) from prior Accrual Periods to the extent not paid thereto pursuant to Section 5.7(a)(iii) and (v) above; and

                  (xiv) to the Purchaser, the remaining Available Funds, if any, and any amounts deposited in the Collection Account pursuant to
            Section 5.5(d) and any amounts released from the Reserve Account pursuant to Section 5.5(e).

                  (b) In the event that the Collection Account is maintained with an institution other than the Trustee, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to Section 5.7(a) on the related Settlement Date.

      Section 5.8 Note Distribution Account.

                                    Annex-26

            (a) On each Settlement Date (based solely on the information contained in the Servicer's Certificate), the Trustee shall distribute all amounts on deposit in the Note Distribution Account to the Noteholder in respect of the Note to the extent of amounts due and unpaid on the Note for principal and interest in the following amounts and in the following order of priority:

                  (i) to the Noteholder, the Noteholder's Interest Distributable
            Amount; provided that if there are not sufficient funds in the Note Distribution Account to pay the entire amount then due on the Note, the amount in the Note Distribution Account shall be applied to the payment of such interest pro rata among the Holders of the Note;

                  (ii) to the Noteholder, in reduction of the Invested Amount, the Noteholder's Principal Distributable Amount to pay principal on the Note until the outstanding principal amount of the Note has been reduced to zero; provided that if there are not sufficient funds in the Note Distribution Account to pay the entire amount then due on the Note, the amount in the Note Distribution Account shall be applied to the payment of such principal pro rata among the Holders of the Note;

                  (iii) to the Noteholder, any other amounts due the Noteholder pursuant to the Basic Documents.

            (b) On each Settlement Date, the Trustee shall provide or make available electronically in accordance with Section 5.9(c) (or, upon written request, by first class mail or facsimile) to the Noteholder the statement or statements provided to the Trustee by the Servicer pursuant to Section 5.9 hereof on such Settlement Date; provided however, the Trustee shall have no obligation to provide such information described in this Section 5.8(b) until it has received the requisite information from the Servicer.

      Section 5.9 Statements to the Noteholder.

            (a) On each Determination Date (in accordance with Section 4.9), the Servicer shall provide to the Trustee, the Rating Agency and the Noteholder as of the related Record Date a copy of the Servicer's Certificate substantially in the form attached hereto as Exhibit A.

            (b) Within 60 days after the end of each calendar year, commencing February 28, 2007, the Servicer shall deliver to the Trustee, and the Trustee shall, provided it has received the necessary information from the Servicer, promptly thereafter furnish to the Noteholder (a) a report (prepared by the Servicer) as to the aggregate of the amounts reported pursuant to [ ] of the Servicer's Certificate for such preceding calendar year, and (b) such information as may be reasonably requested by the Noteholder or required by the Code and regulations thereunder, to enable the Noteholder to prepare its Federal and State income tax returns. The obligation of the Trustee set forth in this paragraph shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Noteholder pursuant to any requirements of the Code.

            (c) The Trustee may make available to the Noteholder and the Rating Agency via the Trustee's Internet Website, all statements described herein and, with the consent or at the direction of the Seller, such other information regarding the Note and/or the Receivables as the Trustee may have in its possession, but only with the use of a password provided by the Trustee. The Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefore. The Trustee's Internet Website shall be initially located at www.CTSLink.com or at such other address as shall be specified by the Trustee from time to time in writing to the Noteholder. In connection with providing access to the Trustee's Internet Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

                                    Annex-27

                                   ARTICLE VI
                                   ----------

                                   [RESERVED]
                                   ----------


                                  ARTICLE VII
                                  -----------

                                  THE PURCHASER
                                  -------------

      Section 7.1 Representations of Purchaser. The Purchaser makes the following representations on which the Noteholder shall be deemed to have relied in purchasing the Note. The representations speak as of the execution and delivery of this Agreement, as of the Closing Date and as of each Funding Date, and shall survive the sale of the Receivables and the Other Conveyed Property to the Purchaser and the pledge thereof by the Purchaser to the Trustee pursuant to the Indenture.

            (a) Organization and Good Standing. The Purchaser has been duly formed and is validly existing as a limited liability company solely under the laws of the state of Delaware and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and pledge the Receivables and the Other Conveyed Property pledged to the Trustee.

            (b) Due Qualification. The Purchaser is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

            (c) Power and Authority. The Purchaser has the power (corporate and other) and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out its terms and their terms, respectively; the Purchaser has full power and authority to pledge the Collateral to be pledged to the Trustee by it pursuant to the Indenture and has duly authorized such pledge to the Trustee by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Basic Documents to which the Purchaser is a party have been duly authorized by the Purchaser by all necessary action.

            (d) Valid Sale; Binding Obligations. This Agreement effects a valid sale of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller, and this Agreement and the other Basic Documents to which the Purchaser is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms of this Agreement and the other Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the Limited Liability Company Agreement of the Purchaser, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Basic Documents, or violate any law, order, rule or regulation applicable to the Purchaser of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or any of its properties.

                                    Annex-28

            (f) No Proceedings. There are no proceedings or investigations pending or, to the Purchaser's knowledge, threatened against the Purchaser, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Purchaser or its properties (A) asserting the invalidity of this Agreement, the Note or any of the Basic Documents, (B) seeking to prevent the issuance of the Note or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) relating to the Purchaser and which might adversely affect the federal or state income, excise, franchise or similar tax attributes of the Note.

            (g) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Note or the consummation of the other transactions contemplated by this Agreement, except such as have been duly made or obtained or as may be required by the Basic Documents.

            (h) Tax Returns. The Purchaser has filed all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due. Any taxes, fees and other governmental charges payable by the Purchaser in connection with consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Purchaser is a party and the fulfillment of the terms of this Agreement and the other Basic Documents to which the Purchaser is a party have been paid or shall have been paid at or prior to the Closing Date and as of each Funding Date.

            (i) Chief Executive Office. The chief executive office of the Purchaser is at 1221 River Bend Drive, Suite 120, Dallas, Texas 75247.

                                  ARTICLE VIII
                                  ------------

                                   THE SELLER
                                   ----------

      Section 8.1 Representations of Seller. The Seller makes the following representations on which the Purchaser is deemed to have relied in acquiring the Receivables and the Other Conveyed Property and on which the Noteholder is deemed to have relied in purchasing the Note. The representations speak as of the execution and delivery of this Agreement, as of the Closing Date and as of each Funding Date, and shall survive the sale of the Receivables and the Other Conveyed Property to the Purchaser and the pledge thereof by the Purchaser to the Trustee pursuant to the Indenture.

            (a) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation solely under the laws of the State of Texas and is in good standing under the laws of the State of Texas, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Purchaser and to perform its other obligations under this Agreement and any other Basic Documents to which it is a party.

            (b) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the origination, sale and servicing of the Receivables and the Other Conveyed Property as required by this Agreement) shall require such qualifications.

            (c) Power and Authority. The Seller has the power (corporate and other) and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Purchaser by it and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action; and the execution, delivery and performance of this Agreement and the other Basic Documents to which the Seller is a party have been duly authorized by the Seller by all necessary corporate action.

                                    Annex-29

            (d) Valid Sale; Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Purchaser, is enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the other Basic Documents to which the Seller is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited, by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms of this Agreement and the other Basic Documents does not and will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Basic Documents, or violate any law (including any bulk transfer laws), judgment, decree, writ, injunction, award, determination, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

            (f) No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement, the Note or any of the other Basic Documents, (B) seeking to prevent the issuance of the Note or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents, (D) relating to the Seller and which might adversely affect the federal or state income, excise, franchise or similar tax attributes of the Note, or
      (E) that if decided adversely, would materially and adversely affect its ability to foreclose or otherwise enforce the Liens of the Timeshare Loans, or any Timeshare Loan or title of any Obligor to any related Timeshare Property.

            (g) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Note or the consummation of the other transactions contemplated by this Agreement and the other Basic Documents or the execution and delivery thereof, except such as have been duly made or obtained.

            (h) Financial Condition. The Seller has a positive net worth and is able to and does pay its liabilities as they mature. The Seller is not in default under any obligation to pay money to any Person except for matters being disputed in good faith which do not involve an obligation of the Seller on a promissory note. The Seller will not use the proceeds from the transactions contemplated by the Basic Documents to give any preference to any creditor or class of creditors, and this transaction will not render the Seller insolvent and will not leave the Seller with remaining assets which are unreasonably small compared to its ongoing operations.

            (i) Fraudulent Conveyance. The Seller is not selling the Receivables and the Other Conveyed Property to the Purchaser with any intent to hinder, delay or defraud any of its creditors; the Seller will not be rendered insolvent as a result of the sale of the Receivables and the Other Conveyed Property to the Purchaser.

                                    Annex-30

            (j) Tax Returns. The Seller has filed all material federal and state tax returns which are required to be filed and paid all material taxes, including any assessments received by it, to the extent that such taxes have become due (other than taxes, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Seller). Any taxes, fees and other governmental charges payable by the Seller in connection with consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Seller is a party and the fulfillment of the terms of this Agreement and the other Basic Documents to which the Seller is a party have been paid or shall have been paid as of each Funding Date.

            (k) Chief Executive Office. The Seller has more than one place of business, and the chief executive office of the Seller is at 1221 River Bend Drive, Suite 120, Dallas, Texas 75247, and its organizational number is 75-2259890.

            (l) Certificate, Statements and Reports. The officer's certificates, statements, reports and other documents prepared by Seller and furnished by Seller to the Purchaser, the Trustee or the Noteholder pursuant to this Agreement or any other Basic Document to which it is a party, and in connection with the transactions contemplated hereby or thereby, when taken as a whole, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading. There are no facts known to the Seller which, individually or in the aggregate, materially adversely affect, or which (aside from general economic trends) may reasonably be expected to materially adversely affect in the future, its financial condition or assets or business, or which may impair its ability to perform its obligations under this Agreement or any other Basic Document, which have not been disclosed herein or therein or in the certificates and other documents furnished to the Noteholder by or on its behalf specifically for use in connection with the transactions contemplated hereby or thereby.

            (m) Legal Counsel, etc. Seller consulted with its own legal counsel and independent accountants to the extent it deems necessary regarding the tax, accounting and regulatory consequences of the transactions contemplated hereby, Seller is not participating in such transactions in reliance on any representations of any other party, their affiliates, or their counsel with respect to tax, accounting and regulatory matters.

            (n) No Material Adverse Change. No Material Adverse Change has occurred with respect to the Seller since the end of the quarter reported on in the Seller's Form 10-Q filed with the Commission on November 10, 2005.

            (o) No Default. The Seller is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under (i) any law or statute applicable to it, including, without limitation, any Consumer Law, (ii) any judgment, decree, writ, injunction, order, award or other action of any court or governmental authority or arbitrator or any order, rule or regulation of any federal, state, county, municipal or other governmental or public authority or agency having or asserting jurisdiction over it or any of its properties or (iii) (x) any indebtedness or any instrument or agreement under or pursuant to which any such indebtedness has been, or could be, issued or incurred or (y) any other instrument or agreement to which it is a party or by which it is bound or any of its properties is affected, including, without limitation, the Basic Documents, which either individually or in the aggregate, (A) could reasonably be expected to result in a Material Adverse Change with respect to the Seller, or in any impairment of the right or ability of the Seller to carry on its business substantially as now conducted or (B) could reasonably be expected to materially and adversely affect the Seller's performance of its obligations hereunder, or the validity or enforceability of this Agreement or the other Basic Documents.

                                    Annex-31

            (p) Possession of Licenses, Certificates, Franchises and Permits. The Seller holds all licenses, certificates, franchises and permits from all governmental authorities necessary for the conduct of its business, except where the failure to hold such licenses, certificates, franchises and permits would not materially and adversely affect its ability to perform its obligations under this Agreement or any other Basic Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Receivables or the Timeshare Loans, and has received no notice of proceedings relating to the revocation of any such license, certificate, franchise or permit, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its ability to perform its obligations under this Agreement or any other Basic Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Receivables or the Timeshare Loans.

            (q) Foreign Tax Liability. The Seller is not aware of any Obligor under a Timeshare Loan who has withheld any portion of payments due under such Timeshare Loan because of the requirements of a foreign taxing authority, and no foreign taxing authority has contacted it concerning a withholding or other foreign tax liability.

            (r) No Deficiency Accumulation. The Seller is not aware of any outstanding "accumulated funding deficiency" (as such term is defined under ERISA and the Code) with respect to any "employee benefit plan" (as such term is defined under ERISA) sponsored by it.

            (s) Securities Laws. The Seller is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. No portion of the Purchase Price for each of the Receivables and the Other Conveyed Property will be used by it to acquire any security in any transaction which is subject to
      Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended.

            (t) Transactions in Ordinary Course. The transactions contemplated by this Agreement are in the ordinary course of business of the Seller.

            (u) Name. The legal name of the Seller is as set forth in the signature page of this Agreement and the Seller does not have any tradenames, fictitious names, assumed names or "doing business as" names.

      Section 8.2 Additional Covenants of the Seller.

            (a) Sale. The Seller agrees to treat the conveyances hereunder for all purposes (including without limitation tax and financial accounting purposes) as sales on all relevant books, records, tax returns, financial statements and other applicable documents.

            (b) Non-Petition. In the event of any breach of a representation and warranty made by the Purchaser hereunder, the Seller covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which the Note issued by the Purchaser has been paid in full. The Purchaser and the Seller agree that damages will not be an adequate remedy for breach of this covenant and that this covenant may be specifically enforced by the Purchaser, and by the Trustee on behalf of the Noteholder.

            (c) Changes to Credit Policy. The Seller covenants that it will not make, or permit to be made, any material changes to the Credit Policy unless (i) the Noteholder expressly consents in writing prior to such changes (such consent not to be unreasonably withheld) and (ii) after giving effect to any such changes, the Rating Agency Condition is satisfied.

            (d) Compliance with Laws. The Seller shall comply with all applicable laws, rules, regulations and orders applicable to it and its business and properties except where the failure to comply will not have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any other Basic Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Receivables and the Other Conveyed Property.

                                    Annex-32

            (e) Maintain of Existence. The Seller shall preserve and maintain for itself its existence (corporate or otherwise), rights, franchises and privileges in the jurisdiction of its organization and except where the failure to so preserve and maintain will not have a material adverse effect on its business or its ability to perform its obligations under this Agreement or any other Basic Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity of enforceability of the Receivables and the Other Conveyed Property.

            (f) Ownership Inquiries. The Seller shall respond to any inquiries with respect to ownership of a Receivable and the related Other Conveyed Property by stating that such Receivable and the related Other Conveyed Property has been sold to the Purchaser and that the Purchaser is the owner of such Receivable and the related Other Conveyed Property.

            (g) Change of Name. Any change in the legal name of the Seller and any use by it of any tradename, fictitious name, assumed name or "doing business as" name occurring after the Closing Date shall be promptly disclosed to the Purchaser, the Trustee and the Noteholder in writing.

            (h) Maintain Principal Place of Business. The Seller shall keep its principal place of business and chief executive office and the office where it keeps its records concerning the Receivables or the Other Conveyed Property at the address of the Seller listed herein.

            (i) Payment of Taxes. In the event that the Seller or the Purchaser or any assignee of the Purchaser should receive actual notice of any transfer taxes arising out of the transfer, assignment and conveyance of a Receivable or related Other Conveyed Property from the Seller to the Purchaser, on written demand by the Purchaser or its assignee, or upon the Seller otherwise being given notice thereof, the Seller shall pay, and otherwise indemnify and hold the Purchaser, and any subsequent assignee harmless, on an after-tax basis, from and against any and all such transfer taxes.

            (j) Filing Continuation Statements. The Seller authorizes the Purchaser and the Trustee to file continuation statements, and amendments thereto, relating to the Receivables and the Other Conveyed Property and all payments made with regard thereto without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. The Seller confirms that it is not its present intention to file a photocopy or other reproduction of this Agreement as a financing statement.

            (k) Accounting for Transfer. The Seller shall not prepare any financial statements or other statements (including any tax filings) which shall account for the transactions contemplated by this Agreement in any manner other than as the sale of, or a capital contribution of, the Receivables and the Other Conveyed Property by the Seller to the Purchaser.

            (l) Effect on Purchaser. The Seller shall not take any action or fail to take any action if, as a result of such action or failure to act, the Purchaser, in its capacity as Purchaser hereunder or as the Issuer under the Indenture or any other Basic Document, will be, or is reasonably likely to be, in breach of any of its representations, warranties or covenants under any Basic Documents or otherwise unable to perform any of its obligations thereunder.

            (m) Waiver of Stay or Extension Laws. The Seller covenants (to the extent it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Seller (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power and any right of the Seller to take such action shall be suspended.

            (n) Substantive Consolidation. The Seller shall not take any action or fail to take any action if, as a result of such action or failure to act, the Purchaser, in its capacity as Purchaser hereunder or as the Issuer under the Indenture or any other Basic Document, will be, or is reasonably likely to be, substantively consolidated with the Seller.

                                    Annex-33

      Section 8.3 Liability of Seller; Indemnities. Subject to the limitation of remedies set forth in Section 3.2 hereof with respect to a breach of any representations, warranties or covenants contained in Section 3.1 hereof, the Seller shall indemnify the Purchaser, the Servicer (so long as it is a party other than Silverleaf) the Backup Servicer, the Trustee, the Custodian, the Noteholder and their respective officers, directors, agents and employees (collectively, the "Indemnified Parties") for any and all costs, expenses, losses, damages, claims and liabilities (including reasonable legal fees and related costs), that any of the Indemnified Parties may sustain arising out of or as a result of the failure of a Receivable or related Timeshare Loan to be originated in compliance with all requirements of law and for any breach of any of its representations, warranties, covenants or other agreements contained herein or in the other Basic Documents to which it is a party.

            (a) The Seller shall defend, indemnify, and hold harmless the Indemnified Parties from and against any and all costs, expenses, losses, damages, claims, and liabilities (including reasonable legal fees and related costs), arising out of or resulting from the use, ownership, or operation by the Seller, any Affiliate thereof or any of their respective agents or subcontractors, of a Resort or Timeshare Property, or out of non-compliance by the Seller or any Affiliate thereof with any applicable laws, rules or regulations relating thereto or relating to origination of Timeshare Loans or the documentation in connection therewith.

            (b) The Seller shall indemnify, defend and hold harmless the Indemnified Parties from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the other Basic Documents (except any income taxes arising out of fees paid to the Trustee and the Backup Servicer and except any taxes to which the Trustee may otherwise be subject), including without limitation any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Purchaser, not including any taxes asserted with respect to federal or other income taxes arising out of distributions on the Note) and costs and expenses in defending against the same.

            (c) The Seller shall indemnify, defend and hold harmless the Indemnified Parties, from and against any and all costs, expenses, losses, damages and liabilities (including reasonable legal fees and related costs) incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement or any of the other Basic Documents, or by reason of reckless disregard of its obligations and duties under this Agreement and/or (ii) the Seller's or the Purchaser's violation of Federal or state securities laws in connection with the offering and sale of the Note.

            (d) The Seller shall indemnify, defend and hold harmless the Trustee and the Backup Servicer and its officers, directors, employees and agents from and against any and all costs, expenses, losses, damages, claims and liabilities (including reasonable legal fees and related costs), arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the other Basic Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Trustee or the Backup Servicer.

Indemnification under this Section shall survive the resignation or removal of the Servicer or the Trustee and the termination of this Agreement and the other Basic Documents, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

Notwithstanding any provision of this Section 8.3 or any other provision of this Agreement, nothing herein shall be construed as to require the Seller to provide any indemnification hereunder or under any other Basic Document for any costs, expenses, losses, claims, damages or liabilities arising out of, or incurred in connection with, credit losses with respect to the Receivables.

                                    Annex-34

      Section 8.4 Merger or Consolidation of Seller. Seller shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to Seller's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the Seller is the surviving entity and shall be capable of fulfilling its duties contained in this Agreement and the other Basic Documents. Nothing contained herein shall be deemed to release Seller or Servicer from any obligation. Seller shall provide notice of any merger, consolidation or succession pursuant to this Section to the Trustee, the Noteholder and each Rating Agency. Notwithstanding the foregoing, Seller shall not merge or consolidate with any other Person or permit any other Person to become a successor to Seller's business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 8.1 shall have been breached (for purposes hereof, such representations and warranties shall be deemed made as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing, (y) Seller shall have delivered to the Trustee, the Rating Agency and the Noteholder an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession comply with this Section and that all conditions precedent, if any, provided for in this Agreement and the other Basic Documents relating to such transaction have been complied with, and (z) Seller shall have delivered to the Trustee, the Rating Agency and the Noteholder an Opinion of Counsel, stating in the opinion of such counsel, either
(A) all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary to preserve and protect the interest of the Purchaser and the Trustee, respectively, in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

      Section 8.5 Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document.

                                   ARTICLE IX
                                   ----------

                                  THE SERVICER
                                  ------------

      Section 9.1 Representations of Servicer. The initial Servicer makes the following representations on which the Purchaser is deemed to have relied in acquiring the Receivables and the Other Conveyed Property and on which the Noteholder is deemed to have relied in purchasing the Note. The representations speak as of the execution and delivery of this Agreement, as of the Closing Date and as of each Funding Date, and shall survive the sale of the Receivables and the Other Conveyed Property to the Purchaser and the pledge thereof by the Purchaser to the Trustee pursuant to the Indenture.

            (a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation and in good standing under the laws of the State of Texas (or, in the case of a successor Servicer, it is a validly existing entity in good standing in its jurisdiction of organization), with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire, own and service the Receivables and the Other Conveyed Property.

            (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification except where the failure to so qualify or obtain such licenses or consents could not reasonably be expected to result in a material adverse effect with respect to it or to the Receivables or the Other Conveyed Property.

            (c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action.

                                    Annex-35

            (d) Binding Obligation. This Agreement and the other Basic Documents to which the Servicer is a party shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which to the Servicer is a party, the execution and delivery thereof and the fulfillment of the terms of this Agreement and the other Basic Documents to which the Servicer is a party, does not and will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than the Basic Documents, or violate any law, judgment, decree, writ, injunction, award, determination, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties.

            (f) No Proceedings. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the other Basic Documents, (B) seeking to prevent the issuance of the Note or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, or (C) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of this Agreement, the Note or any of the other Basic Documents or (D) relating to the Servicer and which might adversely affect the federal or state income, excise, franchise or similar tax attributes of the Note.

            (g) No Consents. No consent, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance or sale of the Note or the consummation of the other transactions contemplated by this Agreement or the other Basic Documents or the execution and delivery thereof, except such as have been duly made or obtained.

            (h) Taxes. The Servicer has filed all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due (other than taxes, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Servicer). Any taxes, fees and other governmental charges payable by the Servicer in connection with consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Servicer is a party and the fulfillment of the terms of this Agreement and the other Basic Documents to which the Servicer is a party have been paid or shall have been paid as of the Closing Date and each Funding Date.

            (i) Chief Executive Office. The Servicer hereby represents and warrants that the Servicer's principal place of business and chief executive office is located at 1221 River Bend Drive, Suite 120, Dallas, Texas 75247.

                                    Annex-36

            (j) Possession of Licenses, Certificates, Franchises and Permits. The Servicer holds all licenses, certificates, franchises and permits from all governmental authorities necessary for the conduct of its business, except where the failure to hold such licenses, certificates, franchises and permits would not materially and adversely affect its ability to perform its obligations under this Agreement or any other Basic Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Receivables or the Timeshare Loans, and has received no notice of proceedings relating to the revocation of any such license, certificate, franchise or permit, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its ability to perform its obligations under this Agreement or any other Basic Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Receivables or the Timeshare Loans.

            (k) No Deficiency Accumulation. The Servicer is not aware of any outstanding "accumulated funding deficiency" (as such term is defined under ERISA and the Code) with respect to any "employee benefit plan" (as such term is defined under ERISA) sponsored by it.

            (l) Securities Laws. The Servicer is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. No portion of the Purchase Price for each of the Receivables and the Other Conveyed Property will be used by it to acquire any security in any transaction which is subject to
      Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended.

            (m) No Default. The Servicer is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under (i) any law or statute applicable to it, including, without limitation, any Consumer Law, (ii) any judgment, decree, writ, injunction, order, award or other action of any court or governmental authority or arbitrator or any order, rule or regulation of any federal, state, county, municipal or other governmental or public authority or agency having or asserting jurisdiction over it or any of its properties or (iii) (x) any indebtedness or any instrument or agreement under or pursuant to which any such indebtedness has been, or could be, issued or incurred or (y) any other instrument or agreement to which it is a party or by which it is bound or any of its properties is affected, including, without limitation, the Basic Documents, which either individually or in the aggregate, (A) could reasonably be expected to result in a Material Adverse Change with respect to the Servicer, or in any impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or
      (B) could reasonably be expected to materially and adversely affect the Servicer's performance of its obligations hereunder, or the validity or enforceability of this Agreement or the other Basic Documents.

            (n) Financial Condition. The Servicer has a positive net worth and is able to and does pay its liabilities as they mature. The Servicer is not in default under any obligation to pay money to any Person except for matters being disputed in good faith which do not involve an obligation of the Servicer on a promissory note. The Servicer will not use the proceeds from the transactions contemplated by the Basic Documents to give any preference to any creditor or class of creditors, and this transaction will not leave the Servicer with remaining assets which are unreasonably small compared to its ongoing operations.

            (o) Certificate, Statements and Reports. The officer's certificates, statements, reports and other documents prepared by the Servicer and furnished by Servicer to the Purchaser, the Trustee or the Noteholder pursuant to this Agreement or any other Basic Document to which it is a party, and in connection with the transactions contemplated hereby or thereby, when taken as a whole, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading. There are no facts known to the Servicer which, individually or in the aggregate, materially adversely affect, or which (aside from general economic trends) may reasonably be expected to materially adversely affect in the future, its financial condition or assets or business, or which may impair its ability to perform its obligations under this Agreement or any other Basic Document, which have not been disclosed herein or therein or in the certificates and other documents furnished to the Noteholder by or on its behalf specifically for use in connection with the transactions contemplated hereby or thereby.

            (p) ACH Form. The Servicer has delivered a form of the ACH Form attached to this Agreement to the Backup Servicer for its review.

                                    Annex-37

      Section 9.2 Liability of Servicer; Indemnities.(a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement and the other Basic Documents to which it is a party specifically undertaken by the Servicer and the representations, warranties, covenants and other agreements made by the Servicer in the Basic Documents to which it is a party.

                  (i) The Servicer shall defend, indemnify and hold harmless the
            Purchaser, the Trustee, the Backup Servicer, the Noteholder and their respective officers, directors, agents and employees from and against any and all costs, expenses, losses, damages, claims and liabilities (including reasonable legal fees and related costs), arising out of or resulting from the use, ownership, repossession or operation by the Servicer or any Affiliate or agent or sub-covenants thereof of any Resort or Timeshare Property;

                  (ii) The Servicer, so long as Silverleaf is the Servicer,
            shall indemnify, defend and hold harmless the Purchaser, the Trustee, the Backup Servicer, the Noteholder and their respective officers, directors, agents and employees from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Purchaser, the pledge thereof to the Trustee or the issuance and original sale of the Note) and costs and expenses in defending against the same;

                  (iii) The Servicer shall indemnify, defend and hold harmless the Purchaser, the Trustee, the Backup Servicer, the Noteholder and their respective officers, directors, agents and employees from and against any and all costs, expenses, losses, damages, claims and liabilities (including reasonable legal fees and related costs) to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Purchaser, the Trustee, the Backup Servicer or the Noteholder through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement or as a result of a breach of any representation, warranty, covenant or other agreement made by the Servicer in this Agreement and the other Basic Documents to which it is a party; and

                  (iv) The Servicer shall indemnify, defend, and hold harmless the Trustee and the Backup Servicer from and against all costs, expenses, losses, damages, claims and liabilities (including reasonable legal fees and related costs) arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such cost, expense, loss, claim, damage or liability: (A) shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Trustee or the Backup Servicer, as applicable or
            (B) relates to any tax other than the taxes with respect to which the Servicer shall be required to indemnify the Trustee or the Backup Servicer.

            (b) Notwithstanding the foregoing, the Servicer shall not be obligated to defend, indemnify, and hold harmless the Noteholder for any losses, claims, damages or liabilities incurred by the Noteholder arising out of claims, complaints, actions and allegations relating to Section 406 of ERISA or Section 4975 of the Code as a result of the purchase or holding of Note by the Noteholder with the assets of a plan subject to such provisions of ERISA or the Code.

            (c) For purposes of this Section 9.2, in the event of the termination of the rights and obligations of the Servicer (or any successor thereto pursuant to Section 9.3) as Servicer pursuant to Section 10.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 10.2. The provisions of this
      Section 9.2(c) shall in no way affect the survival pursuant to Section 9.2(d) of the indemnification by the Servicer provided by Section 9.2(a).

                                    Annex-38

            (d) Indemnification under this Section 9.2 shall survive the termination of this Agreement and the other Basic Documents and any resignation or removal of the Servicer or any successor Servicer as Servicer and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.

      Section 9.3 Merger or Consolidation of the Servicer or Backup Servicer, and Assumption of the Obligations of the Backup Servicer.

            (a) The Servicer shall not merge or consolidate with any other Person, convey, transfer or lease all or substantially all of its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the Servicer shall be the surviving entity and shall be capable of fulfilling the duties of the Servicer contained in this Agreement and the other Basic Documents. Nothing contained herein shall be deemed to release the Servicer from any obligation. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section to the Trustee, the Noteholder and each Rating Agency. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer's business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 9.1 shall have been breached (for purposes hereof, such representations and warranties shall be deemed made as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become Event of Default shall have occurred and be continuing, (y) the Servicer shall have delivered to the Trustee, the Rating Agency and the Noteholder an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Servicer shall have delivered to the Trustee, the Rating Agency and the Noteholder an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Purchaser and the Trustee, respectively, in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

            (b) Any Person (i) into which the Backup Servicer (in its capacity as Backup Servicer or successor Servicer) may be merged or consolidated,
      (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and the other Basic Documents and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement and the other Basic Documents without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement and the other Basic Documents, anything in this Agreement and the other Basic Documents to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.

      Section 9.4 [RESERVED]

      Section 9.5 [RESERVED]

                                    Annex-39

      Section 9.6 Servicer and Backup Servicer Not to Resign. Subject to the provisions of Section 9.3, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement or the other Basic Documents to which it is a party as Servicer or Backup Servicer except (i) upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement or the other Basic Documents to which it is a party would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and the Noteholder does not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person or, (ii) in the case of the Backup Servicer, upon the prior written consent of the Noteholder. Any such determination permitting the resignation of the Servicer or Backup Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trustee and the Noteholder. No resignation of the Servicer shall become effective until the Backup Servicer or an entity acceptable to the Noteholder shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until an entity acceptable to the Noteholder shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and, if applicable, has provided the Opinion of Counsel required by this Section 9.6, the Backup Servicer may petition a court for its removal.

      Section 9.7 Reporting Requirements. (a) The Servicer shall furnish, or cause to be furnished to the Noteholder:

            (a) Audit Report. As soon as available and in any event within 90 days after the end of each fiscal year of the Servicer, a copy of the consolidated balance sheet of the Servicer and its Affiliates as at the end of such fiscal year, together with the related statements of earnings, stockholders' equity and cash flows for such fiscal year, prepared in reasonable detail and in accordance with GAAP certified by Independent Accountants of recognized national standing as shall be selected by the Servicer.

            (b) Quarterly Statements. As soon as available, but in any event within 45 days after the end of each fiscal quarter (except the fourth fiscal quarter) of the Servicer, copies of the unaudited consolidated balance sheet of the Servicer and its Affiliates as at the end of such fiscal quarter and the related unaudited statements of earnings, stockholders' equity and cash flows for the portion of the fiscal year through such fiscal quarter (and as to the statements of earnings for such fiscal quarter) in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and certified by the chief financial or accounting officer of the Servicer as presenting fairly the financial condition and results of operations of the Servicer and its Affiliates (subject to normal year-end adjustments).

                                   ARTICLE X
                                   ---------

                                     DEFAULT
                                     -------

      Section 10.1 Servicer Termination Events. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

            (a) Any failure by the Servicer to deliver any proceeds or payment required to be so delivered under this Agreement or any other Basic Document that continues unremedied for a period of two Business Days after notice (whether written or oral) of such failure is provided to Servicer;

            (b) Failure by the Servicer to deliver to the Trustee and the Noteholder the Servicer's Certificate by 12:00 noon New York City time on the second Business Day after the date such Servicer's Certificate is required to be delivered;

                                    Annex-40

            (c) Failure on the part of the Servicer to duly observe or perform any other covenants or agreements of the Servicer or the Purchaser, as applicable, set forth in this Agreement or any other Basic Document to which it is a party, which failure, except for covenants relating to merger and consolidation or preservation of ownership or security interests in the Receivables and the Other Conveyed Property and with respect to the items covered in clause (k) below, continues unremedied for a period of 30 days (or, if the Servicer shall have provided evidence satisfactory to the Noteholder that such obligation cannot be cured in the 30-day period and that it is diligently pursuing a cure, 60 days), after the earlier of (x) the Servicer first acquiring Knowledge thereof and (y) the date on which written notice of such failure shall have been given to the Servicer;

            (d) The occurrence of an Insolvency Event with respect to the Servicer;

            (e) Any representation, warranty or statement of the Servicer made in this Agreement or any other Basic Document to which it is a party or any certificate, report or other writing delivered pursuant hereto or thereto shall prove to be incorrect in any material respect as of the time when the same shall have been made (excluding, however, any representation or warranty set forth in this Agreement relating to the characteristics of the Receivables), and the incorrectness of such representation, warranty or statement has a material adverse effect on the Purchaser or the Noteholder and such breach is not remedied within 30 days (or, if the Servicer shall have provided evidence satisfactory to the Noteholder that such breach cannot be cured in the 30-day period and that it is diligently pursuing a cure, 60 days) after the earlier of (x) the Servicer first acquiring Knowledge thereof and (y) the date on which written notice of such failure shall have been given to the Servicer;

            (f) So long as Silverleaf or an Affiliate thereof is the Servicer, the Leverage Ratio exceeds 6.0:1;

            (g) [Reserved];

            (h) An Event of Default shall have occurred;

            (i) If Silverleaf is the Servicer, a change occurs of more than 50% of the executive management of the Servicer as described in Exhibit F hereto, unless Silverleaf provides written certification to the Trustee (which the Trustee shall promptly forward to the Noteholder) within 30 days after such change, certifying that such executive management personnel have been replaced, and setting forth a description of the replacement personnel's experience, ability and reputation, and the Trustee shall not have received an objection to such replacement personnel from Noteholder within 15 Business Days after sending such certificate to the Noteholder;

            (j) Any failure by the Servicer to duly observe and perform its obligations under Section 4.2(f) hereof, which failure is not remedied within 30 days (or, if the Servicer shall have provided evidence satisfactory to the Noteholder that such obligation cannot be cured in the 30-day period and that it is diligently pursuing a cure, 60 days), after the earlier of (x) the Servicer first acquiring Knowledge thereof and (y) the date on which written notice of such failure shall have been given to the Servicer; provided, however, that with respect to Section 4.2(f)(xiii) hereof, the Servicer shall have 2 days to remedy any failure to perform its obligations thereunder;

            (k) So long as Silverleaf or an Affiliate thereof is the Servicer, as of any date of determination, the Tangible Net Worth of Silverleaf is less than the sum of (1) $100,000,000, (2) 50% of the cumulative positive net income of the Servicer (without deduction for negative income) since June 30, 2005 and (3) 50% of the net proceeds of any equity issued by Silverleaf since June 30, 2005;

            (l) So long as Silverleaf or an Affiliate thereof is the Servicer, as of any date of determination, the sum of (1) available cash and (2) borrowing capacity for working capital, maintained by Silverleaf is less than $5,000,000;

            (m) So long as Silverleaf or an Affiliate thereof is the Servicer, Silverleaf experiences a net loss either in any fiscal year or in any two consecutive fiscal quarters; or

                                    Annex-41

            (n) So long as Silverleaf or an Affiliate thereof is the Servicer, as of any date of determination, the ratio of Silverleaf's (1) Earnings Before Interest, Taxes, Deductions and Amortization (EBITDA) to (2) Interest Expense, is less than 1.25:1.

In the event that the Servicer, Purchaser or Trustee gains Knowledge of the occurrence of a Servicer Termination Event, the Servicer, Purchaser or Trustee, as applicable, shall promptly notify the Noteholder in writing of such occurrence; provided that the Servicer shall be deemed to satisfy such obligation upon its delivery of an Officer's Certificate in accordance with
Section 4.10(b) hereof.

      Section 10.2 Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Noteholder by notice given in writing to the Servicer may terminate all of the rights and obligations of the Servicer under this Agreement; provided that such rights and obligations shall be automatically terminated without any further action in the case of a Servicer Termination Event described in Section 10.1(d). The outgoing Servicer shall be entitled to its pro rata share of the Servicing Fee for the number of days in the Accrual Period prior to the effective date of its termination. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Note or the Receivables and Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Noteholder under Section 10.3); provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Purchaser as lienholder or secured party, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the Other Conveyed Property and the delivery to the successor Servicer of all Timeshare Loan Servicing Files that shall at the time be held by the terminated Servicer and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables and the Other Conveyed Property. All reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection with transferring any Timeshare Loan Servicing Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this
Section 10.2 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. In addition, any successor Servicer shall be entitled to payment from the immediate predecessor Servicer for reasonable transition expenses incurred in connection with acting as successor Servicer, and to the extent not so paid, such payment shall be made pursuant to Section 5.7 hereof. Upon receipt of notice of the occurrence of a Servicer Termination Event, the Trustee shall give notice thereof to the Rating Agency and the Noteholder. If requested by the Noteholder, the successor Servicer shall terminate the Lockbox Agreements and direct the Obligors to make all payments under the Receivables and the Other Conveyed Property directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 4.2(e)), or to a lockbox established by the successor Servicer at the direction of the Noteholder, at the successor Servicer's expense. The terminated Servicer shall grant the Trustee, the successor Servicer and the Noteholder reasonable access to the terminated Servicer's premises at the terminated Servicer's expense.

                                    Annex-42
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      Section 10.3 Appointment of Successor.

      (a) On and after the time (i) the Servicer receives a notice of termination pursuant to Section 10.2, (ii) the Servicer resigns pursuant to
Section 9.6, or (iii) the Servicer is automatically terminated upon the occurrence of a Servicer Termination Event described in Section 10.1(d), the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement as follows: (A) in the case of termination pursuant to Section 10.2, the predecessor Servicer shall only perform its functions as Servicer until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice; (B) in the case of expiration and non-renewal of the term of the Servicer upon the expiration of such term, or resignation of the Servicer, the predecessor Servicer shall only perform its functions as Servicer until the later of (x) the date 45 days from the delivery to the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel; and (C) in the case of automatic termination of the Servicer, the predecessor Servicer shall only perform its functions as Servicer until a successor Servicer has assumed such duties, obligations, and liabilities; PROVIDED, HOWEVER, that in no case shall the Servicer be relieved of its duties, obligations and liabilities as Servicer until a successor Servicer has assumed such duties, obligations and liabilities. Notwithstanding the preceding sentence, if the Backup Servicer or any other successor Servicer shall not have assumed the duties, obligations and liabilities of Servicer within 45 days of the termination or resignation described in this Section 10.3, the Servicer may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment as successor Servicer, Backup Servicer (or such other Person as shall have been appointed by the Noteholder) shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. In the event of termination of the Servicer, Wells Fargo Bank, National Association, as the Backup Servicer, shall assume the obligations of Servicer hereunder on the date specified in such written notice (the "Assumption Date") pursuant to an assumption agreement in form and substance acceptable to the Noteholder or, in the event that the Noteholder shall have determined that a Person other than the Backup Servicer shall be the successor Servicer in accordance with Section 10.2, on the date of the execution of a written assumption agreement by such Person to serve as successor Servicer. Notwithstanding the Backup Servicer's assumption of, and its agreement to perform and observe, all duties, responsibilities and obligations of the Seller as Servicer, or any successor Servicer, under this Agreement arising on and after the Assumption Date, the Backup Servicer shall not: (i) be deemed to have assumed or to become liable for, or otherwise have any liability for any duties, responsibilities, obligations or liabilities of (A) the Seller or any other Servicer arising on or before the Assumption Date, whether provided for by the terms of this Agreement, arising by operation of law or otherwise, including, without limitation, any liability for any duties, responsibilities, obligations or liabilities of the Seller or any other Servicer arising on or before the Assumption Date under Section 4.7 or 9.2 of this Agreement, regardless of when the liability, duty, responsibility or obligation of the Seller or any other Servicer therefor arose, whether provided by the terms of this Agreement, arising by operation of law or otherwise, or (B) under Section 9.2(a)(ii), (iv) or (v); (ii) be obligated to perform any repurchase or advancing obligations, if any, of the Servicer; (iii) be obligated to pay any taxes required to be paid by the predecessor Servicer; or (iv) be obligated to pay any of the fees and expenses of any other party involved in the transaction, other than any fees or expenses incurred in connection with its own negligence, willful misfeasance or bad faith. Notwithstanding the above, if the Backup Servicer shall be legally unable or unwilling to act as Servicer, the Backup Servicer, the Trustee or the Noteholder may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 9.6, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 10.2 or the resignation of the Servicer pursuant to Section 9.6. If upon the termination of the Servicer pursuant to Section 10.2 or the resignation of the Servicer pursuant to Section 9.6, the Noteholder appoints a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder.

            (b) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder.

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

      Section 10.4 Notification of Termination and Appointment. Upon any termination of, or appointment of a successor to, the Servicer, the Trustee shall give prompt written notice thereof to the Noteholder and to the Rating Agency.

      Section 10.5 Waiver of Past Defaults. The Noteholder may waive in writing any default by the Servicer in the performance of its obligations under this Agreement and the consequences thereof. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

      Section 10.6 Action Upon Certain Failures of the Servicer. In the event that the Trustee shall have Knowledge of any failure of the Servicer specified in Section 10.1 which would give rise to a right of termination under such Section upon the Servicer's failure to remedy the same after notice, the Trustee shall give prompt written notice thereof to the Servicer and the Noteholder. For all purposes of this Agreement (including, without limitation, Section 6.2(b) and this Section 10.6), the Trustee shall not be deemed to have Knowledge of any failure of the Servicer as specified in Sections 10.1(c) through (n) unless notified thereof in writing by the Servicer or the Noteholder. The Trustee shall be under no duty or obligation to investigate or inquire as to any potential failure of the Servicer specified in Section 10.1.

      Section 10.7 Continued Errors. Notwithstanding anything contained herein to the contrary, if the Backup Servicer becomes successor Servicer it is authorized to accept and rely on all of the accounting, records (including computer records) and work of the prior Servicer relating to the Receivables (collectively, the "Predecessor Servicer Work Product") without any audit or other examination thereof, and the Backup Servicer as successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, "Errors") exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Backup Servicer as successor Servicer making or continuing any Errors (collectively, "Continued Errors"), the Backup Servicer as successor Servicer shall have no duty or responsibility, for such Continued Errors; provided, however, that the Backup Servicer as successor Servicer agrees to use its best efforts to prevent further Continued Errors. In the event that the Backup Servicer as successor Servicer becomes aware of Errors or Continued Errors, the Backup Servicer as successor Servicer shall, with the prior consent of the Noteholder use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors. The Backup Servicer as successor Servicer shall be entitled to recover its costs thereby expended in accordance with Section 5.7(a)(iv) hereof.

                                   ARTICLE XI
                                   ----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

      Section 11.1 Amendment.

            (a) This Agreement may not be waived, amended or otherwise modified except in a writing signed by the parties hereto and the Noteholder.

            (b) Promptly after the execution of any such amendment or waiver, the Trustee shall furnish written notification of the substance of such amendment or waiver to the Rating Agency.

            (c) Prior to the execution of any amendment, waiver or consent to this Agreement the Trustee shall be entitled to receive and rely upon (i) an Opinion of Counsel stating that the execution of such amendment or waiver is authorized or permitted by this Agreement and (ii) if requested by the Noteholder, the Opinion of Counsel referred to in Section 11.2(i).

            (d) The Trustee may, but shall not be obligated to, enter into any such amendment or waiver which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

                                    Annex-44

            (e) Upon the termination of the Seller as Servicer and the appointment of the Backup Servicer as Servicer hereunder, all amendments to the terms of this Agreement specified in an assumption agreement shall become a part of this Agreement, as if this Agreement was amended to reflect such changes in accordance with this Section 11.1.

      Section 11.2 Protection of Title to Property. (a) (a) The Seller, the Purchaser or Servicer or each of them shall authorize, execute (if necessary) and file such financing statements and cause to be authorized, executed (if necessary) and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Purchaser and the interests of the Trustee in the Receivables, the Other Conveyed Property and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Noteholder and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

            (b) None of the Seller, the Purchaser or the Servicer shall change its name, identity, jurisdiction of organization, form of organization or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-506(a) of the UCC, unless it shall have given the Noteholder and the Trustee at least thirty days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Purchaser, the Seller or the Servicer, as the case may be, shall deliver an Opinion of Counsel to the Trustee and the Noteholder, in form and substance reasonably satisfactory to the Noteholder, stating either (A) all financing statements and continuation statements have been authorized, executed and filed that are necessary fully to preserve and protect the interest of the Purchaser and the Trustee in the Receivables and the Other Conveyed Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

            (c) Each of the Seller, the Purchaser and the Servicer shall have an obligation to give the Noteholder and the Trustee at least 60 days' prior written notice of any relocation of its chief executive office or a change in its jurisdiction of organization if, as a result of such relocation or change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times be organized under the laws of the United States (or any State thereof), maintain each office from which it shall service Receivables and Other Conveyed Property, and its chief executive office and jurisdiction of organization, within the United States of America.

            (d) The Servicer shall maintain accounts and records as to each Receivable and Other Conveyed Property accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable and Other Conveyed Property, including payments and recoveries made and payments owing (and the nature of each) and any Liquidation Expenses or other expenses incurred in respect of any Receivable and Other Conveyed Property (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and Other Conveyed Property and the amounts from time to time deposited in the Collection Account in respect of such Receivable and Other Conveyed Property.

            (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables and Other Conveyed Property to the Purchaser, the Servicer's master computer records (including any backup archives) that refer to a Receivable or Other Conveyed Property shall indicate clearly the interest of the Purchaser in such Receivable and Other Conveyed Property and that such Receivable and Other Conveyed Property is owned by the Purchaser and pledged to the Trustee. Indication of the Purchaser's and the Trustee's interest in a Receivable and the related Other Conveyed Property shall be deleted from or modified on the Servicer's computer systems when, and only when, such Receivable shall have been paid in full or repurchased.

                                    Annex-45

            (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in Receivables or Other Conveyed Property to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable or Other Conveyed Property, shall indicate clearly that such Receivable and the related Other Conveyed Property has been sold and is owned by the Purchaser and pledged to the Trustee.

            (g) The Servicer shall permit the Trustee, the Backup Servicer and the Noteholder and their respective agents upon reasonable notice and at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Receivable and the related Other Conveyed Property.

            (h) Upon request, the Servicer shall furnish to the Noteholder or to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then pledged to the Trustee, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the lien of the Indenture.

            (i) The Servicer shall deliver to the Noteholder and the Trustee:

                  (1) promptly after the execution and delivery of this
            Agreement and, if required pursuant to Section 11.1, of each amendment, waiver, or consent, an Opinion of Counsel, in form and substance satisfactory to the Noteholder, stating that in the opinion of such counsel, either (A) all financing statements and continuation statements have been authorized, executed and filed that are necessary fully to preserve and protect the interest of the Purchaser and the Trustee in the Receivables and the Opinion Collateral and reciting the details of such filings or referring to a prior Opinion of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

                  (2) as a condition precedent to the renewal of the Indenture by the Noteholder pursuant to Section 2.3 thereof, an Opinion of Counsel stating that, in the opinion of such counsel, either (a) all financing statements and continuation statements have been authorized, executed and filed that are necessary fully to preserve and protect the interest of the Purchaser and the Trustee in the Receivables and the Opinion Collateral, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

      Section 11.3 Notices. All demands, notices and communications upon or to the Seller, the Backup Servicer, the Servicer, the Trustee or the Rating Agency under this Agreement shall be in writing, via facsimile (and confirmed by telephone in the case of facsimiles to Seller, Servicer and Purchaser), personally delivered, or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to Silverleaf Resorts, Inc., 1221 River Bend Drive, Suite 120, Dallas, Texas 75247, Attention: Robert E. Mead, Chief Executive Officer, Telecopy: (214) 905-0514; Telephone: (214) 631-1166, ext. 2275; (b) in the case of the Servicer, to Silverleaf Resorts, Inc., 1221 River Bend Drive, Suite 120, Dallas, Texas 75247, Attention: Robert E. Mead, Chief Executive Officer, Telecopy: (214) 905-0514; Telephone: (214) 631-1166, ext. 2275; (c) in the case of the
Purchaser, to Silverleaf Finance IV, LLC, 1221 River Bend Drive, Suite 120, Dallas, Texas 75247, Attention: Harry J. White, Jr., Chief Financial Officer,
Telecopy: (214) 631-4981; Telephone: (214) 631-1166, ext. 3990; (d) in the case of the Trustee or the Backup Servicer at the Corporate Trust Office; Telecopy:
(612) 667-3464; (e) in the case of the Noteholder, to UBS Real Estate Securities Inc., 1285 Avenue of the Americas, 11th Floor, New York, New York 10019,
Attention: Prakash B. Wadhwani, Telecopy: (212)713-7999; Telephone:
(212)713-3983; and (f) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007,
Telecopy: (212) 533-3850. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

                                    Annex-46

      Section 11.4 Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Sections 8.4, 9.3 and this Section 11.4 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Purchaser, the Seller or the Servicer without the prior written consent of the Trustee, the Backup Servicer and the Noteholder; provided that the Purchaser will grant all of its right, title and interest herein to the Trustee for the benefit of the Noteholder.

      Section 11.5 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the parties hereto and for the benefit of the Noteholder or its assignee, as a third-party beneficiary. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

      Section 11.6 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 11.7 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 11.8 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      Section 11.9 Governing Law. THIS AGREEMENT (OTHER THAN SECTIONS 2.1(a) AND
2.2 HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. SECTIONS 2.1(a) AND 2.2 OF THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER SUCH SECTIONS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 11.10 Assignment to Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Purchaser to the Trustee pursuant to the Indenture for the benefit of the Noteholder of all right, title and interest of the Purchaser in, to and under the Receivables and Other Conveyed Property and/or the assignment of any or all of the Purchaser's rights and obligations hereunder to the Trustee.

      Section 11.11 Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the Final Scheduled Settlement Date, acquiesce, petition or otherwise invoke or cause the Purchaser to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Purchaser under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Purchaser.

                                    Annex-47

      Section 11.12 Limitation of Liability of Trustee. Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Wells Fargo Bank, National Association, not in its individual capacity but solely as Trustee and Backup Servicer and in no event shall Wells Fargo Bank, National Association, have any liability for the representations, warranties, covenants, agreements or other obligations of the Purchaser hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Purchaser.

      Section 11.13 Independence of the Servicer. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Purchaser, the Trustee and Backup Servicer with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement, the Servicer shall have no authority to act for or represent the Purchaser in any way and shall not otherwise be deemed an agent of the Purchaser.

      Section 11.14 No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Servicer and the Purchaser as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

      Section 11.15 Intention of Parties Regarding Delaware Securitization Act. It is the intention of the Purchaser and the Seller that the transfer and assignment of the property contemplated by Section 2.1(a) of this Agreement shall constitute a sale of property from the Seller to the Purchaser, conveying good title thereto free and clear of any liens, and the beneficial interest in and title to such assets shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law. In addition, for purposes of complying with the requirements of the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C. ss. 2701A, et seq. (the "Securitization Act"), each of the parties hereto hereby agrees that:

            (a) any property, assets or rights purported to be transferred, in whole or in part, by the Seller to the Purchaser pursuant to this Agreement shall be deemed to no longer be the property, assets or rights of the Seller;

            (b) none of the Seller, its creditors or, in any insolvency proceeding with respect to the Seller or the Seller's property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire (except pursuant to a provision of this Agreement), reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Seller any property, assets or rights purported to be transferred, in whole or in part, by the Seller to the Purchaser pursuant to this Agreement;

            (c) in the event of a bankruptcy, receivership or other insolvency proceeding with respect to the Seller or the Seller's property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of the Seller's property, assets, rights or estate; and

            (d) the transaction contemplated by this Agreement shall constitute a "securitization transaction" as such term is used in the Securitization Act.

      Section 11.16 Special Supplemental Agreement. If any party to this Agreement is unable to sign any amendment or supplement due to its dissolution, winding up or comparable circumstances, then the consent of the Noteholder shall be sufficient to amend this Agreement without such party's signature.

      Section 11.17 Limited Recourse. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Purchaser hereunder are solely the obligations of the Purchaser, and shall be payable by the Purchaser, solely as provided herein. The Purchaser shall only be required to pay (a) any fees, expenses, indemnities or other liabilities that it may incur hereunder (i) from funds available pursuant to, and in accordance with, the payment priorities set forth in Section 5.7(a) and (ii) only to the extent the Purchaser receives additional funds for such purposes or to the extent it has additional funds available (other than funds described in the preceding clause (i)) that would be in excess of amounts that would be necessary to pay the debt and other obligations of the Purchaser incurred in accordance with the Purchaser's limited liability company agreement and all financing documents to which the Purchaser is a party. In addition, no amount owing by the Purchaser hereunder in excess of the liabilities that it is required to pay in accordance with the preceding sentence shall constitute a "claim" (as defined in Section 101(5) of the Bankruptcy Code) against it.

                                    Annex-48

      Section 11.18 Acknowledgement of Roles. The parties expressly acknowledge and consent to Wells Fargo Bank, National Association acting in the multiple capacities of Backup Servicer and Trustee. The parties agree that Wells Fargo Bank, National Association in such multiple capacities shall not be subject to any claim, defense or liability arising from its performance in any such capacity based on conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Wells Fargo Bank, National Association of any other such capacity or capacities in accordance with this Agreement or any other Basic Documents to which it is a party.

      Section 11.19 Termination. The respective obligations and responsibilities of the Seller, the Purchaser, the Servicer, the Backup Servicer, and the Trustee created hereby shall terminate on the Termination Date; provided, however, in any case there shall be delivered to the Trustee and the Noteholder an Opinion of Counsel that all applicable preference periods under federal, state and local bankruptcy, insolvency and similar laws have expired with respect to the payments pursuant to this Section 11.19. The Servicer shall promptly notify the Trustee, the Seller, the Issuer, each Rating Agency and the Noteholder of any prospective termination pursuant to this Section 11.19.

      Section 11.20 Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

      Section 11.21 Waiver of Trial by Jury. THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

      Section 11.22 Process Agent. Each of Purchaser, Seller, Servicer and Trustee agrees that the process by which any proceedings in the State of New York are begun may be served on it by being delivered by certified mail at the chief executive office or corporate trust office, as applicable, or at its registered office for the time being. If such person is not or ceases to be effectively appointed to accept service of process on the Purchaser's, Seller's, Servicer's or Trustee's behalf, the Purchaser, Seller, Servicer or Trustee, as applicable, shall, on the written demand of the process agent, appoint a further person in the State of New York to accept service of process on its behalf and, failing such appointment within 15 days, the process agent shall be entitled to appoint such a person by written notice to the Purchaser, Seller, Servicer or Trustee, as applicable. Nothing in this sub-clause shall affect the right of the process agent to serve process in any other manner permitted by law.

                                    Annex-49

      Section 11.23 No Set-Off. Each of the Seller and Servicer agrees that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in any account described herein or in the Basic Documents for any amount owed to it by the Seller, Servicer or Noteholder.

      Section 11.24 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

      Section 11.25 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.








                                    Annex-50

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                           SILVERLEAF FINANCE IV, LLC,
                                           a Delaware limited liability company,
                                           as Purchaser


                                           By:      /S/ HARRY J. WHITE, JR.
                                                  ------------------------------
                                           Name:  Harry J. White, Jr.
                                           Title: Vice President, Treasurer &
                                                  Chief Financial Officer


                                           SILVERLEAF RESORTS, INC.,
                                           a Texas corporation, as Seller


                                           By:      /S/ HARRY J. WHITE, JR.
                                                  ------------------------------
                                           Name:  Harry J. White, Jr.
                                           Title: Chief Financial Officer


                                           SILVERLEAF RESORTS, INC.,
                                           a Texas corporation, as Servicer


                                           By:      /S/ HARRY J. WHITE, JR.
                                                  ------------------------------
                                           Name:  Harry J. White, Jr.
                                           Title: Chief Financial Officer


                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION, not in its
                                           individual capacity, but
                                           solely as Backup Servicer,
                                           Trustee and Account
                                           Intermediary


                                           By:      /S/ CORY BRANDEN
                                                  ------------------------------
                                           Name:  Cory Branden
                                           Title: Vice President


                                    Annex-51

List of Schedules and Exhibits to the Agreement not filed herewith:

Schedule A        -        [Intentionally Omitted]
Schedule B        -        Location for Delivery of Timeshare Loan Files
Schedule C        -        Form of Trial Balance Report/Delinquency Report
Exhibit A         -        Form of Servicer's Certificate
Exhibit B         -        Eligibility Criteria
Exhibit C         -        Form of Assignment
Exhibit D         -        Form of Addition Notice
Exhibit E         -        ACH Form
Exhibit F         -        List of Silverleaf Executive Management
Exhibit G         -        Record Layout
Exhibit H         -        Servicer's Monthly Representation Certificate
Exhibit I         -        Escrow Agent Wiring Instructions
Exhibit J         -        Form of Waiver Letter
Exhibit K         -        Credit Policy/Collection Policy


















                                    Annex-52